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                                                                  EXECUTION COPY

                                                                    Exhibit 10.1

                                U.S. $400,000,000

                           FIVE YEAR CREDIT AGREEMENT

                           Dated as of April 14, 2004

                                      Among

                          THE WILLIAMS COMPANIES, INC.,
                                  as Borrower,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,
                               as Initial Lenders,

                                       and

                     THE INITIAL ISSUING BANKS NAMED HEREIN,
                            as Initial Issuing Banks,

                                       and

                                 CITIBANK, N.A.,
                                    as Agent.

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                                                 ARTICLE I
                                     DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.     Certain Defined Terms............................................................     1

Section 1.02.     Computation of Time Periods......................................................    32

Section 1.03.     Accounting Terms.................................................................    32

                                                ARTICLE II
                          AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

Section 2.01.     The Revolving Credit Advances and Letters of Credit..............................    32

Section 2.02.     Making the Revolving Credit Advances.............................................    33

Section 2.03.     Issuance of and Drawings and Reimbursement Under Letters of Credit...............    34

Section 2.04.     Fees.............................................................................    36

Section 2.05.     Repayment of Revolving Credit Advances...........................................    36

Section 2.06.     Interest on Revolving Credit Advances............................................    37

Section 2.07.     Interest Rate Determination......................................................    38

Section 2.08.     Optional Conversion of Revolving Credit Advances.................................    39

Section 2.09.     Prepayments of Revolving Credit Advances.........................................    39

Section 2.10.     Increased Costs..................................................................    40

Section 2.11.     Illegality.......................................................................    40

Section 2.12.     Payments and Computations........................................................    41

Section 2.13.     Sharing of Payments, Etc.........................................................    42

Section 2.14.     Evidence of Debt.................................................................    42

Section 2.15.     Use of Proceeds..................................................................    42

Section 2.16.     Additional Interest on Eurodollar Rate Advances..................................    42

                                                ARTICLE III
                                  CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01.     Conditions Precedent to Effectiveness of Sections 2.01 and 2.03..................    43

Section 3.02.     Conditions Precedent to Each Revolving Credit Borrowing and Letter of
                  Credit Issuance..................................................................    44

Section 3.03.     Determinations Under Sections 3.01...............................................    45

                                                ARTICLE IV
                                      REPRESENTATIONS AND WARRANTIES

Section 4.01.     Representations and Warranties of the Borrower...................................    45

                                                 ARTICLE V
                                         COVENANTS OF THE BORROWER

Section 5.01.     Written Statement to Agent.......................................................    47
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Section 5.02.     Commission Reports; Financial Statements.........................................    47

Section 5.03.     Limitation On Restricted Payments................................................    48

Section 5.04.     Limitation On Incurrence Of Indebtedness And Issuance Of Preferred Stock.........    51

Section 5.05.     Limitation On Liens..............................................................    53

Section 5.06.     Limitation On Dividend And Other Payment Restrictions Affecting
                  Subsidiaries.....................................................................    53

Section 5.07.     Repayment Of Advances Upon A Change Of Control...................................    55

Section 5.08.     Limitation On Transactions With Affiliates.......................................    55

Section 5.09.     Designation Of Restricted And Unrestricted Subsidiaries..........................    57

Section 5.10.     Limitation On Sale And Leaseback Transactions....................................    57

Section 5.11.     Business Activities..............................................................    57

Section 5.12.     Payments For Consent.............................................................    58

Section 5.13.     Limitation On Mergers, Consolidations And Sales Of Assets........................    58

Section 5.14.     Limit on Asset Sales.............................................................    59

Section 5.15.     Covenant Termination.............................................................    62

                                                ARTICLE VI
                                             EVENTS OF DEFAULT

Section 6.01.     Events of Default................................................................    62

Section 6.02.     Notice of Default or Event of Default............................................    64

Section 6.03.     Actions in Respect of the Letters of Credit upon Default.........................    64

Section 6.04.     Waiver Of Existing Defaults......................................................    65

                                                ARTICLE VII
                                                 THE AGENT

Section 7.01.     Authorization and Action.........................................................    65

Section 7.02.     Agent's Reliance, Etc............................................................    65

Section 7.03.     Citibank and Affiliates..........................................................    66

Section 7.04.     Lender Credit Decision...........................................................    66

Section 7.05.     Indemnification..................................................................    66

Section 7.06.     Successor Agent..................................................................    67

                                               ARTICLE VIII
                                                AMENDMENTS

Section 8.01.     Amendments, Etc. with consent of Lenders.........................................    67

Section 8.02.     Amendments without consent of Lenders............................................    68

Section 8.03.     Documents to Be Given to Agent...................................................    69
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                                                ARTICLE IX
                                               MISCELLANEOUS

Section 9.01.     Notices, Etc.....................................................................    69

Section 9.02.     Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default..........    69

Section 9.03.     Costs and Expenses...............................................................    69

Section 9.04.     Waiver of Set-off................................................................    70

Section 9.05.     Binding Effect...................................................................    70

Section 9.06.     Assignments and Participations...................................................    71

Section 9.07.     Confidentiality..................................................................    73

Section 9.08.     Governing Law....................................................................    73

Section 9.09.     Execution in Counterparts........................................................    73

Section 9.10.     Jurisdiction, Etc................................................................    74

Section 9.11.     Final Agreement..................................................................    74

Section 9.12.     Judgment.........................................................................    74

Section 9.13.     No Liability of the Issuing Banks................................................    75

Section 9.14.     Waiver of Jury Trial.............................................................    75

Section 9.15.     Officers' Certificates and Opinions of Counsel; Statements to Be
                  Contained Therein................................................................    75
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Schedules

Schedule I - List of Applicable Lending Offices

Schedule 3.01(b) - Disclosed Litigation

Exhibits

Exhibit A      -     Form of Revolving Credit Note

Exhibit B      -     Form of Notice of Revolving Credit Borrowing

Exhibit C      -     Form of Assignment and Acceptance

Exhibit D-1    -     Form of Opinion of General Counsel of the Borrower

Exhibit D-2    -     Form of Opinion of Outside Counsel for the Borrower

Exhibit E      -     Form of Letter of Credit

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                           FIVE YEAR CREDIT AGREEMENT

                           Dated as of April 14, 2004

            THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and issuers of letters of credit (the "Initial Issuing Banks") listed on the signature pages hereof and CITIBANK, N.A. ("Citibank"), as administrative agent and as paying agent (the "Agent") for the Lenders and Issuing Banks (each as hereinafter defined) agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquired Debt" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Advance" means a Revolving Credit Advance.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

            "Agent" has the meaning specified in the preamble hereto.

            "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at Two Penns Way, Suite 110, New Castle, Delaware 19720, Account No. 40580177, Attention: Bank Loan Syndications or such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

            "Agreement" means this Five Year Credit Agreement.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance or a Fixed Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

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            "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole will be governed by the provisions of
      Section 5.07 or Section 5.13 hereof and not by the provisions of Section 5.14; and

      (2) the issuance of Equity Interests in any of the Borrower's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

            Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50 million;

      (2) a transfer of assets between or among the Borrower and its Restricted Subsidiaries;

      (3) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary;

      (4) the sale or lease of equipment, hydrocarbons or other inventory, accounts receivable or other assets in the ordinary course of business;

      (5)   the sale or other disposition of cash or Cash Equivalents;

      (6) the sale or other disposition of accounts receivable and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

      (7)   Sale and Leaseback Transactions;

      (8)   a Restricted Payment or Permitted Investment that is permitted by
      Section 5.03 hereof;

      (9) dispositions in the ordinary course of business on arm's-length terms consummated pursuant to Oil and Gas Agreements;

      (10) (i) dispositions of property acquired after the date hereof required in connection with operating contracts, joint venture agreements and lease arrangements entered into after the date hereof in the ordinary course of business and on arm's-length terms (which disposition is with the other party to such agreement), the aggregate value of which shall not exceed $50,000,000 per fiscal year and (ii) dispositions required in connection with operating contracts, joint venture agreements and lease agreements existing on the date hereof;

      (11) any sale or other disposition of assets of the Borrower or any of its Restricted Subsidiaries publicly announced as of the date hereof; and

      (12) any trade or exchange of Oil and Gas Properties or Capital Stock in any corporation or royalty trust in the Oil and Gas Business owned by the Borrower or any of its Subsidiaries for Oil and Gas Properties owned or held by another Person if the Fair Market Value of such Oil and Gas Properties or Capital Stock traded or exchanged by the Borrower or any such Subsidiary (including any cash or Cash Equivalents (excluding cash exchanged with respect to the reimbursement of drilling costs or revenues received by the parties thereto), not to exceed 15% of

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     the such Fair Market Value, to be delivered to the Borrower or such
     Subsidiary) is reasonably equivalent to the Fair Market Value of the Oil and Gas Properties (together with any cash or Cash Equivalents (excluding cash exchanged with respect to the reimbursement of drilling costs or revenues received by the parties thereto), not to exceed 15% of such Fair Market Value) to be received by the Borrower or such Subsidiary.

            "Asset Sale Obligations" has the meaning specified in Section
5.14(c).

            "Asset Sale Offer" has the meaning specified in Section 5.14(c).

            "Asset Sale Reduction Amount" has the meaning specified in Section 5.14(e).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Base Rate" means an interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

            (b) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(i).

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "Board of Directors" means:

      (1) with respect to a corporation, the board of directors of the corporation or any committee of such board authorized to act on its behalf;

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      (2)   with respect to a partnership, the board of directors of the general partner of the partnership or any committee of such board authorized to act on its behalf; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Borrower to have been duly adopted or consented to by the Board of Directors of the Borrower and to be in full force and effect, and delivered to the Agent.

            "Borrower" has the meaning specified in the preamble hereto.

            "Borrowing" means a Revolving Credit Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market and banks are open for business in London.

            "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means:

      (1)   in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means:

      (1)   Dollars;

      (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

      (3) (i) demand deposits, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding 365 days and (iv) overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any lender party to the Existing Credit Facilities or with any domestic commercial bank or trust company having capital and surplus in excess of $100 million;

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      (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

      (5) commercial paper rated at least P-2 by Moody's or A-2 by S&P and in each case maturing within 270 days after the date of acquisition;

      (6) short-term securities, including municipal notes, variable rate demand notes, auction rate securities, and floating rate notes rated either P-1 or A2 by Moody's or A-1 or A by S&P and maturing within 365 days of acquisition;

      (7) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Moody's or A by S&P;

      (8) money market funds the assets of which constitute primarily Cash Equivalents of the kinds described in clauses (1) through (7) of this definition; and

      (9) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above; provided that all such deposits are made in the ordinary course of business, do not remain on deposit for more than 30 consecutive days and do not exceed $50 million in the aggregate at any one time.

            "Change of Control" means the occurrence of any of the following:

      (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than any such transaction in which the Person or Persons that, immediately prior to such transaction or transactions, were the Beneficial Owners of the Voting Stock of the Borrower are the Beneficial Owners in the aggregate of a majority in total of the total voting power of the then outstanding Voting Stock of the transferee "person";

      (2) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

      (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or any of its Subsidiaries) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares;

      (4) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

      (5) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a

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      transaction in which any of the outstanding Voting Stock of the Borrower or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

            "Change of Control Payment Date" has the meaning specified in
Section 5.07(a).

            "Change of Control Premium" means, in respect of a Lender, 1% of the reduction of such Lender's Commitment pursuant to Section 5.07.

            "Change of Control Reduction Amount" has the meaning specified in
Section 5.07(b).

            "Citibank" has the meaning specified in the preamble hereto.

            "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "Commission" means the Securities and Exchange Commission, created under the Exchange Act, as from time to time constituted (or its successor).

            "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Commitment Termination Date" means the earlier of (a) the date of termination in whole of the aggregate Commitments as provided herein and (b) the 25th Business Day prior to the date specified in clause (a) of the definition of Termination Date.

            "Confidential Information" means information that the Borrower or any of its Subsidiaries or Affiliates (or any agent, officer, director, employee or other representative of any such Person) furnishes to the Agent or the relevant Lender (or the relevant participant or sub-participant) in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender (or participant or sub-participant) from a source other than the Borrower or any of its Subsidiaries or Affiliates (or any agent, officer, director, employee or other representative of any such Person) unless such information has become generally available to the public or such source as a result of a breach of Section 9.07 by the Agent or a Lender.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

      (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount (excluding any payments or

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      charges arising from the acceleration of debt issuance costs and original issue discounts associated with the repurchase of Indebtedness); non-cash interest payments; the interest component of any deferred payment obligations; the interest component of all payments associated with Capital Lease Obligations; imputed interest with respect to Attributable Debt; commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings; any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) in connection with a Permitted Receivable Financing; and net of the effect of all payments made or received pursuant to Related Interest Rate or Currency Hedges), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

      (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (including asset write-downs) (excluding any such non-cash item (including asset write-downs) to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items (including asset write-downs) were deducted in computing such Consolidated Net Income; plus

      (4) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (5) all losses incurred as a result of Power Portfolio Disposition Transactions, to the extent such losses were deducted in computing such Consolidated Net Income, minus

      (6) all gains as a result of Power Portfolio Disposition Transactions, to the extent such gains were included in computing such Consolidated Net Income; plus or minus

      (7) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense to the extent such gains or losses or revenue or expense were added or deducted in computing such Consolidated Net Income; minus

      (8) non-cash items (including asset write-ups) increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined (where applicable) in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval

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      (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

      (4) the cumulative effect of a change in accounting principles will be excluded.

            "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, and (ii) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Borrower who:

      (1)   was a member of such Board of Directors on the date hereof; or

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07 or 2.08.

            "Credit Facilities" means, one or more debt facilities or commercial paper facilities, in each case between the Borrower and/or any of its Restricted Subsidiaries and banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers' acceptances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Disclosed Litigation" has the meaning specified in Section 3.01(b).

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date specified in clause (a) of the definition of Termination Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption

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complies with Section 5.03 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be equal to the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to the mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

            "Dollars" and the "$" sign each mean lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) any participant to which a Lender has sold a participation, any sub-participant thereof or any owner of a beneficial interest in the foregoing, if in the case of a participant or a sub-participant the Borrower consented, at the time of such sale, to such participation or sub-participation, as applicable, such consent not to be unreasonably withheld or delayed; or (iv) any other Person approved by the Agent and, unless (a) an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.06 or (b) an assignment has occurred to a participant described in clause (iii), the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Eligible Lender" means an Initial Lender, an Initial Issuing Bank or any Eligible Assignee (other than an Eligible Assignee described in clause
(iii) of the definition of Eligible Assignee).

            "Environmental Action" means any action, suit, demand, demand letter, claim, written notice of non-compliance or written violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, final judgment, decree or written and binding judicial or agency interpretation thereof relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

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            "ERISA Affiliate" means any Person that for purposes of Section 302 and Title IV of ERISA or for purposes of Section 412 of the Code is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code.

            "ERISA Event" means (a) a "reportable event" described in Section 4043 of ERISA (other than a "reportable event" (i) described in Section 4043(c)(3) of ERISA, (ii) not subject to the provision for 30-day notice to the PBGC or (iii) that would not result in a material liability to the Borrower, any of its Subsidiaries or any ERISA Affiliate), or (b) the incurrence of a material liability by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or by reason of the provisions of Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to
Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (d) the provision or filing of a notice of intent to terminate a Plan other than in a standard termination within the meaning of
Section 4041 of ERISA or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (e) the institution of proceedings to terminate a Plan by the PBGC, or (f) any other event or condition which might reasonably be expected to constitute grounds for (x) the termination of, or the appointment of a trustee to administer, any Plan other than in a standard termination within the meaning of Section 4041 of ERISA or (y) the imposition of any lien on the assets of the Borrower, any of its Subsidiaries or any ERISA Affiliate under ERISA, including as a result of the operation of Section 4069 of ERISA.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Telerate Page 3750 as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, that if such Interest Period ends on the date specified in clause (a) of the definition of Termination Date, such interest rate shall be the rate per annum appearing on the Telerate Page for London interbank offered deposits with a term equal to the actual number of days from the first day of such Interest Period to the date specified in clause (a) of the definition of Termination Date (the "Final Interest Period") or, if such Final Interest Period does not equal a term appearing on the Telerate Page, such rate per annum shall be determined by interpolating linearly between (i) the rate for the period appearing on the Telerate Page that is closest to and greater than the length of such Final Interest Period and (ii) the rate for the period appearing on the Telerate Page that is closest to and less than the length of such Final Interest Period) or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such

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Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. If Telerate Page 3750 is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

            "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Credit Facilities" means (1) the Secured Credit Agreement,
(2) the New RMT Loan and (3) one or more Permitted Receivables Financings (if any) existing as of the date hereof.

            "Existing Indebtedness" means Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness under the Existing Credit Facilities or this Agreement) in existence on the date hereof, until such amounts are repaid.

            "Facility Fee" has the meaning specified in Section 2.04(a).

            "Facility Fee Period End Date" means April 15 and October 15 of each year and the date specified in clause (a) of the definition of the Termination Date, commencing on October 15, 2004.

            "Fair Market Value" means the value (after taking into account any liabilities relating to any assets) that would be exchanged between a willing buyer and a willing seller in a transaction in which neither party is an Affiliate of the other, determined in good faith by the Chief Financial Officer or other senior officer of the Borrower except as otherwise provided in this Agreement.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of

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such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

            In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business and Qualifying Expansion Projects) and including any related financing transactions (including any repayment of Indebtedness), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred or (in the case of any Qualifying Expansion Projects) have been completed and in service on the first day of the four-quarter reference period, including any Consolidated Cash Flow (including interest income reasonably anticipated by such Person to be received from Cash Equivalents held by such Person or any of its Restricted Subsidiaries) and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the Chief Financial Officer or Chief Accounting Officer of the Borrower (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto) but in the case of Qualifying Expansion Projects, only to the extent of Qualifying Expansion Project Amounts;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount (excluding (a) amortization of debt issuance costs incurred prior to the date hereof, (b) charges associated with fees and expenses, including professional fees, incurred prior to the date hereof in connection with the modification, or any preparation undertaken by any Person in connection with the issuance or incurrence, of Indebtedness of the Borrower and its Restricted Subsidiaries that occurred prior to the date hereof and (c) payments or charges arising from the acceleration of debt issuance costs and original issue discounts associated with the repurchase of Indebtedness), non-cash interest payments, the interest component of any deferred

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      payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) in connection with a Permitted Receivables Financing, and net of the effect of all payments made or received pursuant to Related Interest Rate or Currency Hedges; plus

      (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

      (3) any interest expense on Indebtedness of another Person that is Guaranteed by the specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of the specified Person or one of its Restricted Subsidiaries (excluding a Lien on Capital Stock of an Unrestricted Subsidiary of the Borrower or a Person that is not a Subsidiary of the Borrower securing Non-Recourse Indebtedness of such Unrestricted Subsidiary or other Person), whether or not such Guarantee or Lien is called upon; plus

      (4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of the Borrower;

      provided that there shall be excluded from Fixed Charges interest expense for any period on any Non-Recourse Debt of a Project Finance Subsidiary or an International Project Finance Subsidiary, as the case may be, in an amount not to exceed 50% of the amount equal to the portion of the Net Income for such period, if any, attributable to such Project Finance Subsidiary or International Project Finance Subsidiary that is excluded pursuant to clause (2) of the definition of Consolidated Net Income.

            "Fixed Rate" means 3.57% per annum.

            "Fixed Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(iii).

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, all as in effect from time to time.

            "Gas Gathering Systems" means the gas plant and those certain gas gathering systems consisting of all equipment, assets, rights-of-way, surface leases, contracts and related assets.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

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            "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

      (2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates;

      (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

      (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

            "Hydrocarbons" means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

            "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbon interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

            "Indebtedness" means, with respect to any specified Person, any obligation of such Person, whether or not contingent:

      (1)   for borrowed money;

      (2) evidenced by bonds (but not including performance or surety bonds), notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3)   for banker's acceptances;

      (4)   representing Capital Lease Obligations;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

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      (6)   representing any Related Interest Rate or Currency Hedges; or

      (7)   under Permitted Receivables Financings;

if and to the extent any of the preceding items (other than letters of credit and Related Interest Rate or Currency Hedges and obligations in respect of Permitted Receivables Financings) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, (a) Indebtedness shall not include production payment obligations of the Borrower or any Restricted Subsidiary of the Borrower recorded as deferred revenue or deferred liability in accordance with GAAP, together with all related undertakings and obligations, (b) if as a result of either a change in accounting principles or the application thereof or as a result of any amendment, modification or supplementation to any applicable agreement or other document relating thereto, any tolling agreement of the Borrower or any of its Subsidiaries entered into prior to the date hereof constitutes "Indebtedness", such change, amendment, modification or supplementation shall not give rise to any incurrence of Indebtedness for the purposes of this definition to the extent that such amendment, modification or supplementation does not materially increase the obligations of the Borrower and its Restricted Subsidiaries thereunder and (c) a Lien on Capital Stock pursuant to clause (20) of the definition of "Permitted Liens" shall not be deemed to be an incurrence of Indebtedness by the grantor of the Lien or an Investment in the Person which issued such Capital Stock.

      The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

      (2) in the case of any Permitted Receivables Financing, the net unrecovered principal amount of the accounts receivable sold thereunder at such date, or other similar amount representing the principal financing amount thereof;

      (3) in the case of any Related Interest Rate or Currency Hedges, the net amount payable if such Related Interest Rate or Currency Hedges is terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off);

      (4) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person or on any other Person, the lesser of:

            (a) the Fair Market Value of such asset at such date of determination, and

            (b)   the amount of such Indebtedness of such other Persons; and

      (5) the principal amount of the Indebtedness in the case of any other Indebtedness.

            "Indemnified Costs" has the meaning specified in Section 7.05.

            "Initial Issuing Banks" has the meaning specified in the preamble hereto.

            "Initial Lenders" has the meaning specified in the preamble hereto.

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            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and subject to Section 2.07(c), the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period so selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

            (a) the duration of any Interest Period that commences before the Termination Date and would otherwise end after the date specified in clause (a) of the definition of Termination Date shall end on such date specified in clause (a) of the definition of Termination Date and the Eurodollar Rate for such Interest Period shall be determined on the basis of the actual number of days in such Interest Period;

            (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

            (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

            (d) the duration of any Interest Period that would otherwise end after the date a Eurodollar Rate Advance is Converted into a Fixed Rate Advance shall end on the date of such Conversion; and

            (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "International Project Finance Subsidiary" means (a) WilPro Energy Services (El Furrial) Limited, Apco Argentina Inc., and WilPro Energy Services (PIGAP II) Limited, (b) any Restricted Subsidiary of the Borrower created after the date hereof in order to acquire, construct, develop and/or operate fixed assets and related assets to be used in a Specified International Project, in each case:

      (1) which is specified in clause (a) above or designated as an International Project Finance Subsidiary by the Borrower's Board of Directors, the Chief Financial Officer or any other senior financial officer of the Borrower,

      (2) the Indebtedness of which (and of its Subsidiaries) is solely Non-Recourse Indebtedness, and

      (3) all Investments made by the Borrower or its Restricted Subsidiaries in such International Project Finance Subsidiary and its Subsidiaries on or prior to the date of designation, measured on the date each such Investment was made and without giving effect to subsequent changes in value, (less the amount of cash return on such Investments received by the Borrower or its other

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      Restricted Subsidiaries on or prior to such date) are deemed to be made at the time of such designation and qualify at the time of such designation as Specified Project Finance Investments;

and (c) each Restricted Subsidiary of the Borrower that is a Subsidiary of such International Project Finance Subsidiary.

            "Investment Grade Date" has the meaning set forth in Section 5.15 hereof.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB- by S&P (or its equivalent under any successor rating categories of S&P).

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees (other than Guarantees of Indebtedness of the Borrower or any of its Restricted Subsidiaries to the extent permitted by
Section 5.04 hereof)), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding trade payables of the Borrower and its Subsidiaries arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that all transfers of assets (other than immaterial assets and goods and services provided in the ordinary course of business on arms' length terms or goods and services acquired pursuant to a construction or similar contract in which the Borrower or another Restricted Subsidiary is acting as contractor or in a similar capacity for a project entered into on arms' length terms in the ordinary course of business) by the Borrower and its other Restricted Subsidiaries to a Project Finance Subsidiary or an International Project Finance Subsidiary on or after the date hereof will be deemed to be an Investment by the Borrower or such Restricted Subsidiary in an amount equal to the Fair Market Value thereof. If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in paragraph (c) of
Section 5.03 hereof. The acquisition by the Borrower or any Subsidiary of the Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in paragraph (c) of Section 5.03 hereof. Except as otherwise provided in this Agreement, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

            "Issuing Bank" means each Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.06 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "L/C Related Documents" has the meaning specified in Section 2.05(b)(i).

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            "Lenders" means, collectively, the Initial Lenders, the Initial
Issuing Banks and each Person that shall become a party hereto pursuant to
Section 9.06.

            "Letter of Credit" has the meaning specified in Section 2.01(b).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to each Initial Issuing Bank, the Dollar amount set forth opposite such Initial Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.06(d) as such Issuing Bank's "Letter of Credit Commitment", in either case as such Dollar amount is reduced pursuant to Sections 5.07 or 5.14.

            "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $400,000,000 and (c) the aggregate amount of the Revolving Credit Commitments.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender or any other Person under this Agreement, any Note or in connection with any Letter of Credit or (c) the ability of the Borrower to perform its obligations under this Agreement, any Note or in connection with any Letter of Credit.

            "Material Indebtedness" means Indebtedness of the Borrower or its Restricted Subsidiaries for borrowed money in an aggregate principal amount in excess of $100,000,000 (at the applicable date of determination thereof).

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan" means a "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate and more than one employer other than the Borrower, any Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding five plan years made or accrued an obligation to make contributions or, in the event that any such plan has been terminated, to

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which the Borrower, any Subsidiary or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

            "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

      (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

      (3) non-cash asset write-downs or write-ups with respect to reserves in respect of Oil and Gas Properties.

            "Net Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, in each case as reasonably established by the Borrower in good faith, (a) the costs or expenses (including, without limitation, severance costs) relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (b) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds of such Asset Sale and (c) any reserve or provision for adjustment in respect of the sale price of such asset or assets or costs of such Asset Sale.

            "New RMT Loan" means the Term Loan Agreement dated as of May 30, 2003 among Williams Production Holdings LLC, Williams Production RMT Company, as borrower, the "Lenders", "Arrangers", "Co-Syndication Agents" and "Documentation Agent" referred to therein, and Lehman Commercial Paper Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as the same may further be amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "Non-Recourse Indebtedness" means Indebtedness:

      (1) for which neither the Borrower nor any Restricted Subsidiary of the Borrower (other than (i) the relevant Project Finance Subsidiary or International Project Finance Subsidiary, in the case of Indebtedness satisfying the requirements of clause (3) of this definition and (ii) any pledge of Capital Stock of the relevant Project Finance Subsidiary or International Project Finance Subsidiary, or any other Lien permitted by clause (20) of the definition of Permitted Liens) is liable as borrower or guarantor (including pursuant to any agreement to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness, or to keep-well, maintain financial statement conditions of or purchase assets, goods, securities or services of such Project Finance Subsidiary or International Project Finance Subsidiary, as the case may be, for purposes of assuring payment in whole or in part of such Indebtedness or interest thereon, other than any contract entered into in the ordinary course of business on arms' length terms so long as

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      the obligations of the Borrower and its Restricted Subsidiaries under all such contracts related to any such Indebtedness do not represent a majority of the contractual obligations related to such Indebtedness);

      (2) no default with respect to which would permit (upon notice, lapse of time or otherwise) any holder of other Material Indebtedness (other than of the relevant Project Finance Subsidiary or International Project Finance Subsidiary) other than any Indebtedness outstanding on the date hereof of the Borrower or any Restricted Subsidiary of the Borrower to declare a default on that other Material Indebtedness other than any Indebtedness outstanding on the date hereof or cause payment thereon to be accelerated or payable prior to its Stated Maturity;

      (3) in the case of Indebtedness of a Project Finance Subsidiary or International Project Finance Subsidiary,

            (a) which is incurred by such Project Finance Subsidiary or International Project Finance Subsidiary, as the case may be, in order to
      (i) finance the costs associated with the acquisition, construction, development and operation of fixed assets and related assets by such Project Finance Subsidiary or International Project Finance Subsidiary, as the case may be, from a Person other than the Borrower and its Restricted Subsidiaries (other than immaterial assets, goods and services provided in the ordinary course of business on arms' length terms or goods and services acquired pursuant to a construction or similar contract in which the Borrower or another Restricted Subsidiary is acting as contractor or in a similar capacity for a project entered into on arms' length terms in the ordinary course of business) or (ii) refinance in whole or in part Indebtedness satisfying the requirements of clause (i), Indebtedness incurred to refinance such Indebtedness or Specified Project Finance Investments in such Project Finance Subsidiary or International Project Finance Subsidiary, as the case may be, and

            (b) for which the lenders or holders thereof agree that they will look for payment solely to (i) the assets (and income and proceeds therefrom) acquired, developed or constructed with the proceeds of such Indebtedness or Specified Project Finance Investments in such Project Finance Subsidiary or International Project Finance Subsidiary, as the case may be or (ii) Capital Stock of such Project Finance Subsidiary or International Project Finance Subsidiary, as the case may be.

            Notwithstanding anything to the contrary above, the Indebtedness of any International Project Finance Subsidiary specified in clause (a) of the definition thereof, or any Subsidiary thereof, outstanding on the date hereof pursuant to the terms in effect on the date hereof (or any subsequent amendment thereto that does not materially increase the actual or potential liability of the Borrower or any Restricted Subsidiary (except such International Project Finance Subsidiary or its Subsidiaries)), shall be deemed to be "Non-Recourse Indebtedness".

            "Note" means a Revolving Credit Note.

            "Notice Lenders" means at any time Lenders owed at least 25% in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 25% in interest of the Revolving Credit Commitments.

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Notice of Revolving Credit Borrowing" has the meaning specified in
Section 2.02(a).

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            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officers' Certificate" means a certificate signed by any of the Chairman of the Board, the President, a Vice President, the Controller, the Treasurer of the Borrower or the Assistant Treasurer and delivered by or on behalf of the Borrower. Each such certificate shall include the statements provided for in Section 9.15, unless otherwise provided.

            "Oil and Gas Agreements" means operating agreements, processing agreements, farm-out and farm-in agreements, development agreements, area of mutual interest agreements, contracts for the gathering and/or transportation of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, joint venture agreements, participation agreements, surface use agreements, service contracts, tax credit agreements, leases and subleases of Oil and Gas Properties or other similar customary agreements, transactions, properties, interests or arrangements, howsoever designated, in each case made or entered into in the ordinary course of business as conducted by the Borrower and its Restricted Subsidiaries.

            "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation, management and disposition of interests in Hydrocarbon Interests and Hydrocarbons; (b) gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or Hydrocarbon Interests, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons; (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith; and (d) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (c) of this definition.

            "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Property now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; and (f) all tenements, hereditaments, appurtenances and Property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Property, Gas Gathering System, rights, titles, interests and estates described or referred to above, including, without limitation, any and all Property, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

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            "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Borrower and who shall be reasonably satisfactory to the Agent. Each such opinion shall include the applicable statements, if any, provided for in Section 9.15, unless otherwise provided.

            "Original Currency" has the meaning specified in Section 9.12(a).

            "Other Currency" has the meaning specified in Section 9.12(a).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Business" means the lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof and any business of providing services and products in the energy market and any business incidental or reasonably related thereto.

            "Permitted Investments" means:

      (1) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower other than a Project Finance Subsidiary or an International Project Finance Subsidiary;

      (2)   any Investment in Cash Equivalents;

      (3) any Investment by the Borrower or any Subsidiary of the Borrower in a Person, if as a result of such Investment:

            (a) such Person becomes a Restricted Subsidiary of the Borrower, or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower;

      (4) any Investment made as a result of the receipt of non-cash consideration from any Asset Sale that was made pursuant to and in compliance with Section 5.14 hereof, or any non-cash consideration received in a transaction that was excluded from the definition of Asset Sale pursuant to clause (1) or (4) (for the sale or lease of equipment) pursuant to the second paragraph of such definition;

      (5) any Investment in any Person to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower;

      (6) any purchase or other acquisition of senior debt of the Borrower or any Restricted Subsidiary (other than Indebtedness of the Borrower that is subordinated in right of payment to the Indebtedness created by this Agreement);

      (7) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

      (8)   Hedging Obligations incurred not for speculative purposes;

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      (9)   Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing;

      (10) Investments by the Borrower or any Restricted Subsidiary in the Discovery, Gulfstream, Aux Sable, Accroven, Cardinal, Pine Needle, Georgia Strait Crossing Project and other similar joint ventures existing on the date hereof in an aggregate amount for each such joint venture (exclusive of equity Investments therein existing on the date hereof) not in excess of the Borrower's direct or indirect equity percentage interest of the total Indebtedness of such joint venture on the date hereof, together with, in the case of Gulfstream, such percentage interest of additional Indebtedness incurred in accordance with expansions thereof that have been publicly announced prior to the date hereof;

      (11) Investments by the Borrower or any Restricted Subsidiary in joint ventures and in Project Finance Subsidiaries operating primarily in a Permitted Business in an amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, taken together with the amount of all other Investments made after the date hereof in reliance on this clause (11), does not exceed 10% of Consolidated Net Tangible Assets at any one time outstanding;

      (12) reclassification of any Investment initially by the Borrower or any Restricted Subsidiary in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby;

      (13) Investments in any Person by the Borrower or any Restricted Subsidiary after the date hereof in reliance on this clause (13) in an amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, taken together with all other Investments made pursuant to this clause (13), does not exceed $150 million at any one time outstanding;

      (14) loans and advances to employees in the ordinary course of business of the Borrower or its Restricted Subsidiaries as presently conducted, when taken together with all other loans and advances made pursuant to this clause that are at the time outstanding not to exceed $10 million;

      (15) Investments made by the Borrower or any Restricted Subsidiary of the Borrower in International Project Finance Subsidiaries for the purposes of any Specified International Projects in accordance with applicable laws in an amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, taken together with all other Investments made after the date hereof in reliance on this clause (15), does not exceed $150 million plus the amount of cash return on Investments in such Specified International Projects received by the Borrower and its Restricted Subsidiaries since the date hereof; and

      (16) Investments by a Project Finance Subsidiary and its Subsidiaries or an International Project Finance Subsidiary and its Subsidiaries in each other.

            "Permitted Liens" means:

      (1) Liens of the Borrower and any Restricted Subsidiary securing any Credit Facility to the extent permitted by the terms of this Agreement to be incurred and all Obligations and Hedging Obligations relating to such Indebtedness (but excluding any Credit Facility with any Subsidiary or other Affiliate of the Borrower, as lender);

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      (2)   Liens (i) in favor of the Borrower, or (ii) on property of a
      Restricted Subsidiary in favor of another Restricted Subsidiary;

      (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Borrower or any Restricted Subsidiary of the Borrower or renewals or replacement of such Liens in connection with the incurrence of Permitted Refinancing Indebtedness to refinance Indebtedness secured by such Liens; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Restricted Subsidiary;

      (4) Liens on property existing at the time of acquisition of the property by the Borrower or any Restricted Subsidiary of the Borrower or renewals or replacement of such Liens in connection with the incurrence of Permitted Refinancing Indebtedness to refinance Indebtedness secured by such Liens; provided that such Liens were in existence prior to the contemplation of such acquisition;

      (5) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6)   Liens to secure Indebtedness (including Capital Lease Obligations)
      (x) permitted by clause (iv) of paragraph (b) of Section 5.04 hereof covering only the assets acquired with such Indebtedness or similar assets acquired in connection with the incurrence of such Permitted Refinancing Indebtedness or (y) permitted by clause (v) of such paragraph, to the extent that such Permitted Refinancing Indebtedness is in respect of Indebtedness initially incurred under clause (4) (whether or not subsequently incurred as Permitted Refinancing Indebtedness);

      (7)   Liens existing on the date hereof;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (9)   Liens on assets of Unrestricted Subsidiaries;

      (10) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

      (11)  Liens arising under Oil and Gas Agreements;

      (12) any mortgage which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by the Borrower or one of its Restricted Subsidiaries, including any interest of the character commonly referred to as a "production payment";

      (13) any mortgage created or assumed by a Restricted Subsidiary on oil, gas, coal or other mineral or timber property, owned or leased by a Restricted Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Borrower

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      nor any other Subsidiary shall assume or guarantee such loans or otherwise be liable in respect thereto;

      (14) Liens granted in cash collateral to support the issuance of letters of credit in an aggregate face amount not exceeding $100 million;

      (15) Liens pursuant to master netting agreements entered into in the ordinary course of business in connection with Hedging Obligations;

      (16) Liens with respect to Indebtedness and other obligations that at the time of incurrence do not exceed in the aggregate for all such obligations under this clause (16) 15% of the Consolidated Net Tangible Assets of the Borrower;

      (17) Liens with respect to Permitted Refinancing Indebtedness incurred to refinance any Indebtedness of the Borrower or its Restricted Subsidiaries which has been secured by Liens permitted under Section 5.05; provided that such Liens do not extend to any property other than the property securing the Indebtedness refinanced by the Permitted Refinancing Indebtedness;

      (18) Liens securing Non-Recourse Indebtedness of a Project Finance Subsidiary on the assets (and the income and proceeds therefrom) acquired, developed, operated and/or constructed with the proceeds of (a) such Non-Recourse Indebtedness or Specified Project Finance Investments in such Project Finance Subsidiary or (b) Non-Recourse Indebtedness or Investments referred to in clause (a) refinanced in whole or in part by such Non-Recourse Indebtedness;

      (19) Liens securing Non-Recourse Indebtedness of any International Project Finance Subsidiary incurred in connection with any Specified International Project on the assets (and the income and proceeds therefrom) acquired, developed, operated and/or constructed with the proceeds of (a) such Non-Recourse Indebtedness or Specified Project Finance Investments in such International Project Finance Subsidiary or
      (b) Non-Recourse Indebtedness or Investments referred to in clause (a) refinanced in whole or in part by such Non-Recourse Indebtedness; and

      (20) Liens on the Investments held by the Borrower and its Restricted Subsidiaries in a joint venture (other than a Restricted Subsidiary of the Borrower) securing Indebtedness and other obligations of such joint venture, or a Project Finance Subsidiary, Unrestricted Subsidiary or an International Project Finance Subsidiary securing Non-Recourse Indebtedness of such Project Finance Subsidiary, Unrestricted Subsidiary or International Project Finance Subsidiary, as the case may be.

            "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Borrower or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors, the Chief Financial Officer or any other senior financial officer of the Borrower has concluded are customary and market terms fair to the Borrower and its Restricted Subsidiaries.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

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      (1)   the principal amount (or accreted value, if applicable) of such
      Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith) and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to this Agreement, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, this Agreement on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) such Indebtedness is incurred by none of the Borrower or any of its Subsidiaries other than the Borrower and the Subsidiaries who are the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means an employee benefit plan, other than a Multiemployer Plan, (a) which is maintained for employees of the Borrower, any Subsidiary or any ERISA Affiliate and which is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code or (b) with respect to which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to any liability under
Section 302 or Title IV of ERISA (including Section 4069 of ERISA) or Section 412 of the Code. Without limitation on the foregoing, the term "Plan" includes any employee benefit plan for which the Borrower or any of its Subsidiaries or any ERISA Affiliate may have any liability arising from the joint and several liability provisions of Section 302 or Title IV of ERISA or Section 412 of the Code or from the maintenance or participation in any such plan by the Borrower or any of its Subsidiaries or any ERISA Affiliate, as a result of the Borrower or any of its Subsidiaries or any ERISA Affiliate being the successor in interest to any person maintaining or participating in any such plan or otherwise.

            "Power Portfolio Disposition Transaction" means the sale, buyout, liquidation or material restructuring, not in the ordinary course of business, of a tolling or full requirements structured transaction in existence on the date hereof, and associated Hedging Obligations; provided that in the good faith belief of an executive officer of the Borrower, such sale, buyout, liquidation or restructuring is consistent with the effort to reduce the risk profile and overall financial commitment of the Borrower's Power business.

            "Project Finance Subsidiary" means (a) any Restricted Subsidiary (other than an International Project Finance Subsidiary) of the Borrower created after the date hereof in order to acquire, construct, develop and/or operate fixed assets and related assets to be used in a Permitted Business:

      (1) which is designated as a Project Finance Subsidiary by the Borrower's Board of

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      Directors, the Chief Financial Officer or any other senior financial officer of the Borrower,

      (2) the Indebtedness of which (and of its Subsidiaries) is solely Non-Recourse Indebtedness, and

      (3) all Investments by the Borrower or its Restricted Subsidiaries in such Project Finance Subsidiary and its Subsidiaries on or prior to the date of such designation, measured on the date each such Investment was made and without giving effect to subsequent changes in value, (less the amount of cash return on such Investments received by the Borrower or its other Restricted Subsidiaries on or prior to such date) are deemed to be made at the time of such designation and qualify at the time of such designation as Specified Project Finance Investments;

and (b) each Restricted Subsidiary of the Borrower that is a Subsidiary of such Project Finance Subsidiary.

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock and Hydrocarbon Interests.

            "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been reduced in full, such Lender's Revolving Credit Commitment as in effect immediately prior to such reduction) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been reduced in full, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such reduction) and (b) such amount.

            "Qualifying Expansion Project" means any capital expansion project that has increased or will increase the physical capacity of the pipeline system of the Borrower and its Restricted Subsidiaries; provided that such project has been completed and the assets are in service at, or the Borrower reasonably believes that the in-service date of the project will be within eighteen months after, the Calculation Date.

            "Qualifying Expansion Project Amounts" means with respect to any calculation of pro forma amounts under the Fixed Charge Coverage Ratio additional revenues (if any) and related expenses for any Qualifying Expansion Project for the portion of the four-quarter period prior to the in-service date of such Qualifying Expansion Project (the "Estimation Period"); provided that revenues and related expenses anticipated from any Qualifying Expansion Project during any Estimation Period shall be included in such calculation only to the extent (1) of the portion of the capacity of such Qualifying Expansion Project that is committed under a long-term firm transportation contract on customary terms (as determined in good faith by the Borrower) with a counterparty that has an Investment Grade Rating of its long-term debt from at least one of S&P and Moody's and (2) the aggregate amount of Qualifying Expansion Project Amounts for all Qualifying Expansion Projects included in any such calculation does not exceed 25% of the aggregate revenues of the Borrower and its Restricted Subsidiaries for such period, determined for this purpose on a pro forma basis but before inclusion of any Qualifying Expansion Project Amounts.

            "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Specified Security publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower, which shall be substituted for S&P or Moody's, or both, as the case may be.

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            "Reference Banks" means Citibank, Deutsche Bank AG, J.P. Morgan
Chase & Co. and Bank of America, N.A.

            "Register" has the meaning specified in Section 9.06(d).

            "Related Interest Rate or Currency Hedge" means any Hedging Obligation entered into by the Borrower and/or any of its Restricted Subsidiaries of the type referred to in items (1) or (2) of the definition thereof, and provided that such Hedging Obligation was entered into with respect to other Indebtedness of the Borrower and/or its Restricted Subsidiaries to protect against fluctuations in interest rates or currency exchange rates with respect to such other Indebtedness.

            "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

            "Restricted Event" has the meaning specified in Section 8.01.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Revolving Credit Advance" means an advance by a Lender to the Borrower (i) as part of a Revolving Credit Borrowing, (ii) in connection with a Letter of Credit or (iii) in connection with the Conversion of a Eurodollar Rate Advance or a Base Rate Advance into a Fixed Rate Advance, and refers to a Base Rate Advance, a Eurodollar Rate Advance or a Fixed Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "Revolving Credit Commitment" means, with respect to any Lender at any time, (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereto under the caption "Revolving Credit Commitment" or (b) if such Lender has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.06(d) as such Lender's "Revolving Credit Commitment", in either case as such Dollar amount is reduced pursuant to Sections 5.07 or 5.14.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under
Section 2.14 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

            "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

            "Sale and Leaseback Transaction" means any arrangement with any Person (other than the Borrower or a Restricted Subsidiary), or to which any such Person is a party, providing for the leasing that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to the Borrower or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred

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by the Borrower or such Restricted Subsidiary to such Person or to any other
Person (other than the Borrower or a Restricted Subsidiary), to which funds have been or are to be advanced by such Person.

            "Secured Credit Agreement" means the Credit Agreement dated June 6, 2003 by and among the Borrower, Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation as Borrowers and the banks named therein as Banks, the "Issuing Banks", "Co-Lead Arrangers" and other parties referred to therein, and Citicorp USA, Inc., as Agent and Collateral Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securitization Subsidiary" means a Subsidiary of the Borrower

      (1) that is designated a "Securitization Subsidiary" by the Borrower's Board of Directors, the Chief Financial Officer or any other senior financial officer of the Borrower,

      (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

      (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

            (a) is Guaranteed by the Borrower or any Restricted Subsidiary of the Borrower,

            (b) is recourse to or obligates the Borrower or any Restricted Subsidiary of the Borrower in any way, or

            (c) subjects any property or asset of the Borrower or any Restricted Subsidiary of the Borrower (other than any Capital Stock of such Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

      (4) with respect to which neither the Borrower nor any Restricted Subsidiary of the Borrower (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Specified International Project" means the businesses, projects and other activities of the Borrower or any of its Subsidiaries in South America as of the date hereof and any reasonably related or incidental businesses, projects and other activities thereto.

            "Specified Project Finance Investments" means:

      (1) in respect of a Project Finance Subsidiary, Investments made by the Borrower and its other Restricted Subsidiaries in such Project Finance Subsidiary as Restricted Investments in

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      accordance with Section 5.03 or as Permitted Investments (other than pursuant to clause (1) of the definition thereof), and

      (2) in the case of an International Project Finance Subsidiary, Investments made by the Borrower and its other Restricted Subsidiaries in such International Project Finance Subsidiary: (a) as Restricted Investments in accordance with Section 5.03, (b) as Permitted Investments (other than pursuant to clause (1) of the definition thereof), or (c) in the case of an International Project Finance Subsidiary specified in clause (a) of the definition thereof, prior to the date hereof.

            "Specified Security" means, as of any date of determination, the security issued by the Borrower determined as follows: (a) the 8.625% Notes due June 1, 2010 or (b) if such security is no longer outstanding, the Borrower security outstanding and rated by both Rating Agencies as of such date with the lowest rating from either Rating Agency from the following list: the 7.625% Notes due July 15, 2019, the 7.875% Notes due September 1, 2021, the 7.5% Notes due January 15, 2031 or the 8.75% Notes due March 15, 2032 or (c) if none of such securities are outstanding or none are rated by both Rating Agencies, the senior unsecured debt rating of the Borrower.

            "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (as amended, modified or supplemented from time to time other than any change which makes earlier the date of any such payment made in contemplation of any such payment or the refinancing of such Indebtedness in whole or in part), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subsidiary" means, with respect to any specified Person:

      (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (b) any partnership (1) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or
      (2) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "Telerate Page" means, as applicable, page 3750 (or any successor pages, respectively) of the Telerate Service of Moneyline Telerate (or any successor).

            "Termination Date" means the earlier of (a) April 15, 2009 and (b) the date the Agent declares Advances to be accelerated pursuant to Section 6.01.

            "Treasury Rate" means the yield to maturity (calculated on a semi-annual bond-equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least two Business Days prior to the date of the related acceleration or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining period until the date specified in clause (a) of the definition of Termination Date (the "Remaining Period"); provided that if the Remaining Period expressed as a number of years (calculated to the nearest one-twelfth) is not equal to the constant maturity

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of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such Remaining Period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Type" has the meaning specified in the definition of Revolving Credit Advance.

            "Underfunding" means, with respect to any Plan, the excess, if any, of the "accumulated benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions and discount rate used with respect to such Plan in the most recent financial statements of the Borrower) over the fair market value of the assets held under the Plan.

            "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit at the request of the Borrower in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

            "Unrestricted Subsidiary" means (1) any Securitization Subsidiary or
(2) any Subsidiary of the Borrower that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary under this clause (2):

      (1)   has no Indebtedness other than Non-Recourse Indebtedness;

      (2) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

      (3) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries.

            Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Agent by filing with the Agent the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.03 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.04 hereof, the Borrower will be in default thereunder. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is

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permitted under Section 5.04 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

            "Unused Commitment" means, with respect to each Lender at any time,
(a) the amount of such Lender's Revolving Credit Commitment at such time minus
(b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Revolving Credit Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

      (2)   the then outstanding principal amount of such Indebtedness.

            "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial computations and determinations pursuant hereto shall be made, in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

            SECTION 2.01. The Revolving Credit Advances and Letters of Credit.
(a) Revolving Credit Advances. Without limiting each Lender's obligation to make a Revolving Credit Advance pursuant to Section 2.03(c), each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date in an aggregate amount not to exceed at any time such Lender's Unused Commitment at such time. Each Revolving Credit Borrowing, other than a Revolving Credit Advance pursuant to Section 2.03(c), shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type (but limited to a Base Rate Advance or a Eurodollar Rate Advance) made on the same day by the Lenders ratably according to their respective

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Revolving Credit Commitments; provided, however, that if there is no unused portion of the Revolving Credit Commitment of one or more Lenders at the time of any requested Revolving Credit Borrowing such Borrowing shall consist of Revolving Credit Advances made on the same day by the Lender or Lenders who do then have an Unused Commitment ratably according to the aggregate Unused Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.09 and reborrow under this Section 2.01(a).

            (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "Letter of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date
(i) in an aggregate Available Amount for all Letters of Credit issued by all Issuing Banks not to exceed at any time the Letter of Credit Facility at such time, (ii) in an amount for each Issuing Bank not to exceed the amount of such Issuing Bank's Letter of Credit Commitment at such time and (iii) in an amount for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than 10 Business Days prior to the date specified in clause (a) of the definition of Termination Date. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(b), repay pursuant to Section 2.09 any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). The terms "issue", "issued", "issuance" and all similar terms, when applied to a Letter of Credit, shall include any increase, renewal, extension or amendment thereof.

            SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or (y) 10:00 A.M. (New York City time) on the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing (but limited to a Base Rate Advance or a Eurodollar Rate Advance), (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion (as determined in accordance with Section 2.01(a)) of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 9.01.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any proposed Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Revolving Credit Borrowings.

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            (c) Each Notice of Revolving Credit Borrowing of the Borrower shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, confirmed promptly in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than 10 Business Days prior to the date specified in clause (a) of the definition of Termination Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may reasonably specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the beneficiary and requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion (it being agreed that a Letter of Credit substantially in the form set forth in Exhibit E hereto (as modified by an Issuing Bank in its reasonable discretion to account for any change in any regulatory or legal restriction applicable to such Issuing Bank or for any internal policy, procedure or guideline of such Issuing Bank or its affiliates generally applicable to the issuance of letters of credit) is acceptable in form to all Initial Issuing Banks), such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.01

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or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit. The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Pro Rata Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Pro Rata Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is assigned in accordance with Section 9.06, reduced in accordance with Sections 5.07 or 5.14 or otherwise amended pursuant to this Agreement.

            (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Revolving Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent, each Lender shall pay to the Agent such Lender's Pro Rata Share of such outstanding Revolving Credit Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Credit Advance to be funded by such Lender. Each Lender acknowledges and agrees that its obligation to make Revolving Credit Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Pro Rata Share of an outstanding Revolving Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Revolving Credit Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

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            (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to each Lender and the Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and
(B) to the Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit. Each Issuing Bank shall provide the reports described in clauses (A) and (B) above to the Borrower upon the Borrower's request.

            (e) Failure to Make Revolving Credit Advances. The failure of any Lender to make the Revolving Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") (nonrefundable under any circumstances), payable semi-annually in arrears, on the aggregate amount of such Lender's Revolving Credit Commitment from the Effective Date until the date specified in clause (a) of the definition of Termination Date (or, if later, the date of payment in full of all amounts payable hereunder (other than indemnities)), at a rate per annum equal to 3.18%; provided, however, that such Facility Fee shall cease to accrue upon payment in full of all amounts payable hereunder following the acceleration thereof under
Section 6.01 due to an Event of Default unless such Event of Default occurred by reason of any willful action or inaction taken or not taken by or on behalf of the Borrower or its Subsidiaries with the intention of avoiding continued payment of the Facility Fee, in which case the present value of the Facility Fee that would otherwise accrue until the date specified in clause (a) of the definition of Termination Date, discounted at the Treasury Rate plus 50 basis points, as determined by the Agent, will become immediately due and payable to the extent permitted by law upon acceleration of the amounts payable hereunder. The Facility Fee shall accrue for each period from one Facility Fee Period End Date (or, in the case of the first such period, the Effective Date) to the next following Facility Fee Period End Date (or, in the case of any reduction in such Lender's Revolving Credit Commitment, to the date of such reduction) and shall be payable one Business Day before such following Facility Fee Period End Date (or, as applicable, before such date of reduction). The Facility Fee will continue to accrue on the amount by which the Revolving Credit Commitment is being reduced until payment in full of all amounts payable in respect of such reduction.

            (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be separately agreed between the Borrower and the Agent.

            (c) Initial Fee. The Borrower agrees to pay to the Agent for the account of each Lender an initial fee (nonrefundable under any circumstances) equal to 2% of the aggregate Revolving Credit Commitments, payable on or before the Effective Date.

            (d) Additional Fees. The Borrower shall pay to Citibank for its own account such fees as may from time to time be separately agreed between the Borrower and Citibank.

            SECTION 2.05. Repayment of Revolving Credit Advances. (a) The Borrower shall repay to the Agent for the ratable account of the Lenders, (i) on the Termination Date, the aggregate principal amount of the Revolving Credit Advances then outstanding and (ii) the aggregate principal amount of each Revolving Credit Advance made after the Termination Date as the result of a drawing under a Letter of Credit on the date of such advance (unless such drawing is reimbursed under the related Letter of Credit Agreement).

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            (b) The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof):

            (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            SECTION 2.06. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest to the Agent for the ratable account of the Lenders on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears monthly on the last day of each calendar month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

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            (ii)  Eurodollar Rate Advances. During such periods as such
      Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the Eurodollar Rate for such Interest Period for such Revolving Credit Advance, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than one month, on each day that occurs during such Interest Period every month from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (iii) Fixed Rate Advances. During such periods as such Revolving Credit Advance is a Fixed Rate Advance, a rate per annum equal at all times to the Fixed Rate in effect from time to time, payable in arrears semi-annually on each Facility Fee Period End Date during such periods and on the date such Fixed Rate Advance shall be paid in full.

            SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank that is a party hereto agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate if the applicable Telerate Page is unavailable. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

            (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London interbank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as part of such Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

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            (f) If the Telerate Page is unavailable and fewer than two Reference
Banks furnish timely information to the Agent for determining the Eurodollar
Rate for any Eurodollar Rate Advances,

            (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (g) On the date the Agent declares the obligation of a Lender to make Advances (other than Revolving Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated pursuant to Section 9.06(a), each Eurodollar Rate Advance and Base Rate Advance with respect to the assigned portion of this Agreement will automatically Convert into a Fixed Rate Advance.

            SECTION 2.08. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Revolving Credit Advances of the Type of either a Eurodollar Rate Advance or a Base Rate Advance comprising the same Borrowing into Revolving Credit Advances of the other such Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            SECTION 2.09. Prepayments of Revolving Credit Advances. Except as provided in Sections 5.07 or 5.14, the Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances or Fixed Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.03(c) and (z) no prepayment may be made by the Borrower during the 25 days prior to and including the date specified in clause
(a) of the definition of Termination Date.

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            SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Eligible Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) withholding taxes with respect to payments by the Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the law of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Eligible Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Eligible Lender additional amounts sufficient to compensate such Eligible Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Eligible Lender, shall be prima facie evidence of the amount of such additional amounts. No Eligible Lender shall have any right to recover any additional amounts under this Section 2.10(a) for any period more than 90 days prior to the date such Eligible Lender notifies the Borrower of any such amounts.

            (b) If any Eligible Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Eligible Lender or any corporation controlling such Eligible Lender and that the amount of such capital is increased by or based upon the existence of such Eligible Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of this type or the issuance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Eligible Lender on the Borrower accompanied by a certificate (which certificate shall specify in reasonable detail the nature of such change in capital requirements, the proposed (or actual) compliance change to be adopted by the applicable Eligible Lender and the calculation upon which any compensation is claimed hereunder) with a copy of such demand and certificate to the Agent, the Borrower shall pay to the Agent within five Business Days of receipt of demand for payment for the account of such Eligible Lender, from time to time as specified by such Eligible Lender, additional amounts sufficient to compensate such Eligible Lender or such corporation in the light of such circumstances, to the extent that such Eligible Lender reasonably determines such increase in capital to be allocable to the existence of such Eligible Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Eligible Lender shall be prima facie evidence of such amounts, absent manifest error. No Eligible Lender shall have any right to recover any additional amounts under this Section 2.10(b) for any period more than 90 days prior to the date such Eligible Lender notifies the Borrower of any such amounts.

            (c) Before making any demand under this Section 2.10, each Eligible Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Eligible Lender, be otherwise disadvantageous to such Eligible Lender.

            SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that

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it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each such Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under any Notes, without regard to existence of any counterclaim, set-off, defense or other right that the Borrower may have at any time against any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transaction contemplated in this Agreement or any Note or any unrelated transaction, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, or fees ratably (other than amounts payable pursuant to Sections 2.10 or 9.03(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees (other than the Facility Fee) shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. All computations of the Facility Fee and interest based on the Fixed Rate shall be made by the Agent on the basis of a 360 day year with 12 months of 30 days each. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case (except in the case of the Facility Fee and interest based on the Fixed
Rate) be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

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            SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Sections 2.10 or 9.03(c)) in excess of its Pro Rata Share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Pro Rata Share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. The Borrower agrees that upon request of any Lender to the Borrower (with a copy of such request to the Agent) to the effect that such Lender receive a Revolving Credit Note to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

            (b) The Register maintained by the Agent pursuant to Section 9.06(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

            SECTION 2.15. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries and consistent with Section 4.01(g).

            SECTION 2.16. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Eligible Lender, so long as such Eligible Lender shall be required under regulations of

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the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Eligible Lender to the Borrower, from the date of such Eurodollar Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Advance from (b) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Eligible Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such Eligible Lender and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest submitted to the Borrower and the Agent by such Eligible Lender shall be conclusive and binding for all purposes, absent manifest error. No Eligible Lender shall have the right to recover any additional interest pursuant to this Section 2.16 for any period more than 90 days prior to the date such Eligible Lender notifies the Borrower that additional interest may be charged pursuant to this Section 2.16.

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since December 31, 2003, except as otherwise publicly disclosed prior to the date hereof.

            (b) There shall exist no action, Environmental Action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status, or financial effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Borrower's public filings under the Securities Exchange Act of 1934 were or have become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have reasonably requested.

            (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders), except to the extent that the failure to do so would not have a Material Adverse Effect, and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

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            (f) The Borrower shall have paid all accrued and unpaid reasonably incurred fees and expenses of the Agent and the Lenders (including the accrued and unpaid reasonably incurred fees and expenses of counsel to the Agent).

            (g) On the Effective Date, the following statements shall be true and the Agent shall have received an Officer's Certificate, in sufficient copies for each Lender, signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

            (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date except where the failure for such representations and warranties to be correct would not have a Material Adverse Effect, and

            (ii) No event has occurred and is continuing that constitutes a Default.

            (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

            (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.14.

            (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals (to the extent such documents are requested by any Lender), if any, with respect to this Agreement and such Notes.

            (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

            (iv) A favorable opinion of James J. Bender, Esq., General Counsel to the Borrower and White & Case LLP, outside counsel for the Borrower, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

            (v) Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

      No information delivered by the Borrower pursuant to this Section 3.01 may be designated by the Borrower to be Confidential Information.

            SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing and Letter of Credit Issuance. The obligation of each Lender to make a Revolving Credit Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Revolving Credit Borrowing and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the following conditions precedent:

            (a) That the Effective Date shall have occurred.

            (b) On the date of such Revolving Credit Borrowing or issuance (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Issuance and the acceptance by the

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Borrower of the proceeds of such Revolving Credit Borrowing or Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such issuance such statements are true) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or issuance or from the application of the proceeds therefrom, that constitutes
(i) a Default with respect to Sections 6.01(a), (b), (c), (g) or (h) or (ii) an Event of Default.

            SECTION 3.03. Determinations Under Sections 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto in reasonable detail. The Agent shall promptly notify the Lenders and the Borrower of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware.

            (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene, or cause or constitute a violation of, any provision of law or regulation or any provision of the Borrower's charter or by-laws or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Borrower pursuant to, any indenture or other material agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

            (c) No authorization, consent, approval (including any exchange control approval), license or other action by, and no notice to or filing or registration with, any governmental authority, administrative agency or regulatory body or any other third party (including any creditor) is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes to be delivered by it.

            (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, moratorium and similar laws affecting creditors rights generally).

            (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2003, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended (together with the notes to the financial statements of the Borrower and its Consolidated Subsidiaries), accompanied by an opinion of Ernst & Young LLP,

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independent public accountants, the Consolidated financial condition of the
Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2003, there has been no Material Adverse Change, except as otherwise publicly disclosed.

            (f) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there has been no material adverse change in the status, or financial effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (g) Neither the Borrower nor its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower or of the Borrower and its relevant Subsidiaries on a Consolidated basis) subject to any of the covenants contained in Article V will be margin stock (within the meaning of Regulation U).

            (h) The Borrower is not, and immediately after the application of the proceeds of each Borrowing, will not be, (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (i) Neither this Agreement nor any other document delivered by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (j) The Borrower and each of its Subsidiaries and ERISA Affiliates have met their minimum funding requirements under ERISA with respect to their Plans in all material respects and have not incurred liability to the PBGC in an amount in excess of $100,000,000, individually or in aggregate, other than for the payment of premiums, in connection with such Plans.

            (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan and no condition or event currently exists or currently is expected to occur that could result in any ERISA Event.

            (l) The Schedules B (Actuarial Information) to the most recent annual reports (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service (and which will be furnished to any Lender through the Agent upon the request of such Lender through the Agent to the Borrower), are complete and accurate in all material respects and fairly present in all material respects the funding status of such Plans at such date.

            (m) No amendment with respect to which security is required under
Section 401(a)(29) of the Code or Section 307 of ERISA has been made or is reasonably expected to be made to any Plan. The

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aggregate Underfunding with respect to all Plans which have any Underfunding does not exceed $100,000,000.

            (n) Neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has incurred or reasonably expects to incur any Withdrawal Liability to any Multiemployer Plan in an amount in excess of $100,000,000, individually or in aggregate.

            (o) Neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA. No Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in a reorganization or termination which might reasonably be expected to result in a liability of the Borrower or any of its Subsidiaries or ERISA Affiliates in an amount in excess of $100,000,000, individually or in aggregate.

            (p) No default under any agreement or instrument evidencing any Indebtedness of the Borrower or any of its Subsidiaries has occurred and is continuing, and no such event will occur upon the occurrence of the Effective Date, other than any such default which could not be reasonably expected to have a Materially Adverse Effect.

            (q) The operations and properties of the Borrower and its Subsidiaries taken as a whole comply in all material respects with all applicable Environmental Laws, all necessary Environmental Permits have been applied for or have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries, and the Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits other than, in any such case, where any such failure could not be reasonably expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.01(b), no circumstances exist that would be reasonably likely to form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Written Statement to Agent. The Borrower will deliver to the Agent on or before May 31 in each year (beginning with May 31, 2004) an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Borrower they would normally have knowledge of any default by the Borrower in the performance of any covenants contained in this Agreement, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof. At least one signatory to such Officers' Certificate shall be the principal executive officer, principal financial officer, Treasurer or principal accounting officer of the Borrower. No information delivered by the Borrower pursuant to this Section 5.01 may be designated by the Borrower to be Confidential Information.

            SECTION 5.02. Commission Reports; Financial Statements. (a) Whether or not required by the Commission, the Borrower will furnish to the Agent (unless otherwise publicly available on or through the Commission's EDGAR system) within 30 days after the time periods specified in the Commission's rules and regulations:

            (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Borrower were

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      required to file such reports, including a "Management's Discussion and
      Analysis of Financial Condition and Results of Operations", and, with respect to the annual information only, a report on the annual financial statements by the Borrower's certified independent accountants; and

            (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Borrower were required to file such reports.

            (b) If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries excluding in all respects the Unrestricted Subsidiaries of the Borrower.

            (c) On request from the Agent, the Borrower shall provide the Agent with a sufficient number of copies of all reports and other documents and information that the Agent may be required to deliver to Lenders pursuant to this Agreement, if any are so required.

            (d) Delivery of such reports, information and documents to the Agent is for informational purposes only and the Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower's compliance with any of its covenants or the other provisions hereunder (as to which the Agent is entitled to rely exclusively on Officers' Certificates).

            (e) No information delivered by the Borrower pursuant to this
Section 5.02 may be designated by the Borrower to be Confidential Information.

            SECTION 5.03. Limitation On Restricted Payments. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Restricted Subsidiary of the Borrower);

            (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower;

            (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Borrower that is subordinated in right of payment to the Indebtedness created by this Agreement, except a payment of principal at the Stated Maturity thereof; or

            (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

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      unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

            (v) The Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.04 hereof, and

            (vi) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (ii), (iii), (v) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (1) 50% of the Consolidated Net Income of the Borrower for the
            period (taken as one accounting period) beginning with the first day of the fiscal quarter commencing July 1, 2004 and ending on the last day of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (2) 100% of the aggregate net cash proceeds received by the
            Borrower (including the Fair Market Value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Borrower (other than Disqualified Stock)) since June 23, 2003 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Borrower), plus

                  (3) to the extent that any Restricted Investment that was made after June 23, 2003 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment, including, without limitation, repayment of principal of any Restricted Investment constituting a loan or advance (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (4) to the extent that any Unrestricted Subsidiary of the
            Borrower is redesignated as a Restricted Subsidiary after the date hereof, the lesser of (i) the Fair Market Value of the Borrower's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

            (b) Notwithstanding the foregoing, the preceding provisions of this
Section 5.03 shall not prohibit:

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            (i)   the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

            (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Borrower or of any Equity Interests of the Borrower in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of Equity Interests of the Borrower (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause
      (ii)(2) of the preceding paragraph;

            (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Borrower with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (iv) quarterly dividends paid pro rata on outstanding common stock of the Borrower in an amount of up to $0.05 per share, provided that (A) such per share amount shall be adjusted proportionately upon any reclassification, split, combination, special distribution of common stock to holders thereof or similar event such that (x) the per share amount multiplied by the number of such shares outstanding, in each case determined immediately before giving effect to such event is equal to (y) the per share amount multiplied by the number of such shares outstanding, in each case determined immediately after giving effect to such event and
      (B) in no event shall the aggregate quarterly amount payable pursuant to this clause exceed by 20% the aggregate quarterly amount that would be payable on all shares of common stock outstanding on the date hereof if a quarterly dividend payment of $0.05 per share were payable on the date hereof;

            (v) the payment of any distribution, payment or dividend by a Restricted Subsidiary of the Borrower, on a pro rata basis to all holders or on a basis more favorable to the Borrower and its Restricted Subsidiary, to the holders of such Restricted Subsidiary's Equity Interests;

            (vi) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or acquisition or retirement for value of any Equity Interests of the Borrower held by any member of the Borrower's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in any twelve-month period and provided, further that if the amount so paid in any calendar year is less than $25.0 million, such shortfall may be used to so repurchase, redeem, acquire or retire Equity Interests in either of the next two calendar years in addition to the $25.0 million that may otherwise be paid in each such calendar year;

            (vii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Equity Interests of the Borrower; provided that the amount of any such net cash proceeds will be excluded from clause (ii)(2) of the preceding paragraph; and

            (viii) other Restricted Payments in an aggregate amount since the date hereof not to exceed $200 million.

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            (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 5.03 will be determined, in the case of amounts greater than $50 million but less than $150 million, by an officer of the Borrower and, in the case of amounts of $150 million or more, by the Board of Directors of the Borrower.

            SECTION 5.04. Limitation On Incurrence Of Indebtedness And Issuance Of Preferred Stock. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur") with respect to any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or the Borrower may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Paragraph (a) of this Section 5.04 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (i) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness and letters of credit under any Credit Facilities to which the Borrower or any Restricted Subsidiary is a party in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) not to exceed $2.0 billion;

            (ii) the incurrence by the Borrower and its Restricted Subsidiaries of the Existing Indebtedness;

            (iii) the incurrence by the Borrower of Indebtedness under this Agreement;

            (iv) the incurrence by the Borrower and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrower or such Restricted Subsidiary, or Permitted Refinancing Indebtedness in respect of any Indebtedness incurred under this clause (iv) in an aggregate principal amount not to exceed $150 million at any time outstanding;

            (v) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under paragraph (a) of this Section 5.04 or clauses (ii),
      (iii) or (v) of this paragraph (b);

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            (vi)  the incurrence by the Borrower or any of its Restricted
      Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii) the incurrence by the Borrower or any of its Subsidiaries of Hedging Obligations incurred not for speculative purposes;

            (viii) the Guarantee by the Borrower of Indebtedness of any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 5.04;

            (ix) Indebtedness in respect of bankers acceptances, letters of credit and performance or surety bonds issued for the account of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in amounts and for the purposes customary in the Borrower's industry, in each case only to the extent that such incurrence does not result in the incurrence of any obligation to repay any borrowed money;

            (x) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets;

            (xi) the incurrence by the Borrower or any of its Restricted Subsidiaries of Acquired Debt if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence of Acquired Debt (the "Relevant Fixed Charge Coverage Ratio") determined immediately after giving effect to such incurrence and the related acquisition (including through a merger, consolidation or otherwise) is higher than the Relevant Fixed Charge Coverage Ratio determined immediately before giving effect to such incurrence and the related acquisition;

            (xii) the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $500 million; and

            (xiii) the incurrence of Non-Recourse Indebtedness by a Project Finance Subsidiary or International Project Finance Subsidiary; provided that if any Non-Recourse Indebtedness of a Project Finance Subsidiary or International Project Finance Subsidiary shall cease at any time to constitute Non-Recourse Indebtedness, such event will be deemed to constitute an incurrence of Indebtedness not covered by this clause
      (xiii).

            (c) If any Non-Recourse Indebtedness of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Indebtedness or such Unrestricted Subsidiary shall be redesignated a Restricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

            (d) For purposes of determining compliance with this Section 5.04:

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            (i)   in the event that an item of proposed Indebtedness (including
      Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of paragraph (b) above, or is entitled to be incurred pursuant to paragraph (a) of this
      Section 5.04, the Borrower will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 5.04;

            (ii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
      Section 5.04; provided, in each such case, that, to the extent applicable, the amount thereof is included in the computation of Fixed Charges of the Borrower as accrued; and

            (iii) for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

            SECTION 5.05. Limitation On Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or Attributable Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless this Agreement and all payments due under this Agreement are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien or, in the case of any obligation so secured that is expressly subordinated to this Agreement, by a Lien prior to any Liens securing any and all obligations thereby secured for so long as any such obligations shall be so secured.

            SECTION 5.06. Limitation On Dividend And Other Payment Restrictions Affecting Subsidiaries. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

            (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

            (iii) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

            (b) Notwithstanding the foregoing, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (i) agreements governing Existing Indebtedness and the Credit Facilities in effect on the date hereof and other customary encumbrances and restrictions existing on or after the date hereof that are not more restrictive in any material respect, taken as a whole, with respect to such

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      dividend and other payment restrictions than those contained in such agreements on the date hereof (provided that the application of such restrictions and encumbrances to additional Restricted Subsidiaries not subject thereto on the date hereof shall not be deemed to make such restrictions and encumbrances more restrictive);

            (ii) this Agreement and other customary encumbrances and restrictions existing in indentures and notes after the date hereof that are not more restrictive, in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in this Agreement;

            (iii) applicable law (including without limitation, rules, regulations and agreements with regulatory authorities);

            (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

            (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (vi) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of paragraph (a) of this Section 5.06;

            (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (ix) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 5.05 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

            (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements; provided that such restrictions apply only to the assets or property subject to such joint venture or similar agreement or to the assets or property being sold, as the case may be;

            (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

            (xii) restrictions applicable solely to Project Finance Subsidiaries or International Project Finance Subsidiaries pursuant to the terms of their Non-Recourse Indebtedness.

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            SECTION 5.07. Repayment Of Advances Upon A Change Of Control.

            (a) The Borrower shall notify the Agent and each Lender of the occurrence of a Change of Control not later than 30 days following its occurrence (such notification, a "Change of Control Offer") and shall designate a Business Day not less than 28 Business Days or more than 60 days after the date notice of such occurrence is provided (or, if Borrower has not yet complied with paragraph (c), after the first date such paragraph is complied with) as the "Change of Control Payment Date".

            (b) Each Lender shall be entitled to request, by providing notice to the Agent no later than three Business Days prior to the Change of Control Payment Date, that (i) such Lender's Revolving Credit Commitment and Letter of Credit Commitment be reduced, in whole or in part, on the Change of Control Payment Date in the amount specified by such Lender, and (ii) the Advances outstanding on the Change of Control Payment Date (in an amount not to exceed such Commitment reduction), interest thereon to the date of payment and other amounts payable under this Agreement to such Lender with respect to such Advances be due and payable on the Change of Control Payment Date, whereupon such Advances, such interest and such amounts shall become and be due and payable together with the Change of Control Premium for such Commitment reduction, and such Commitments shall be reduced, on the Change of Control Payment Date, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. The Agent shall notify the Borrower of the aggregate amount of Commitment to be reduced on the Change of Control Payment Date pursuant to this provision (the "Change of Control Reduction Amount"). Commencing on the date of the occurrence of a Change of Control and ending at such time as the Borrower has paid all amounts owing with respect to the Change of Control Payment Date, the Borrower shall not be entitled to repay Revolving Credit Advances pursuant to Section 2.09.

            (c) Prior to complying with any of the provisions of this Section, but in any event within 30 days following a Change of Control, if the Borrower is subject to any agreement evidencing Indebtedness (or commitments to extend Indebtedness) that prohibits prepayment of the Advances pursuant to a Change of Control, the Borrower will either repay all such outstanding Indebtedness of the Borrower (and terminate all commitments to extend such Indebtedness), or obtain the requisite consents, if any, under all agreements governing such Indebtedness or commitments to permit the repayment of Advances required by paragraph (b) of this Section 5.07. The Borrower shall first comply with this paragraph (c) before it shall be required to designate a Change of Control Payment Date pursuant to paragraph (a) or repay Advances pursuant to paragraph (b). The Borrower's failure to comply with paragraph (c) may (with notice and lapse of time) constitute an Event of Default under Section 6.01(d) but shall not constitute an Event of Default under Section 6.01(c).

            (d) The Borrower will comply with Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws or regulations are applicable in connection with the redemption by their issuer of any securities representing beneficial interests in or otherwise related to this Agreement as a result of a Change of Control, and the above procedures will be deemed modified as necessary to permit such compliance.

            SECTION 5.08. Limitation On Transactions With Affiliates. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each, an "Affiliate Transaction"), unless:

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            (i)   the Affiliate Transaction is on terms that are no less
      favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and

            (ii)  the Borrower delivers to the Agent:

                  (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, a resolution of the Borrower's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 5.08 and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors; and

                  (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150 million, an opinion as to the fairness to the Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph
(a):

            (i) any employment agreement or director's engagement agreement, employee benefit plan, officer indemnification agreement or similar agreement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business of the Borrower or such Restricted Subsidiary;

            (ii) transactions between or among the Borrower and/or its Restricted Subsidiaries;

            (iii) transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

            (iv) payment of reasonable directors fees and provision to directors, officers and employees of customary indemnities and customary benefits pursuant to employee benefit plans and similar arrangements;

            (v) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Borrower;

            (vi) (A) corporate sharing agreements among the Borrower and its Subsidiaries with respect to tax sharing and general overhead and other administrative matters and (B) any other intercompany arrangements disclosed or described in the Borrower's report on Form 10-K for the fiscal year ended December 31, 2003 (including the exhibits thereto), all as in effect on the date hereof, and any amendment or replacement of any of the foregoing so long as such amendment or replacement agreement is not less advantageous to the Borrower in any material respect than the agreement so amended or replaced, as such agreement was in effect on the date hereof;

            (vii) transactions entered into as part of a Permitted Receivables Financing;

            (viii) Restricted Payments that are permitted by the provisions of
      Section 5.03 hereof;

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            (ix)  loans or advances to employees in the ordinary course of business not to exceed $10 million in the aggregate outstanding at any one time; and

            (x) any agreement, instrument or arrangement as in effect on the date hereof or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the date hereof as determined in good faith by the Chief Financial Officer or other senior financial officer of the Borrower.

            SECTION 5.09. Designation Of Restricted And Unrestricted Subsidiaries. The Board of Directors of the Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the material businesses currently operated by Williams Production Holdings LLC or Williams Gas Pipeline Company LLC be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under any applicable provision of
Section 5.03 or Permitted Investments, as determined by the Borrower. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

            SECTION 5.10. Limitation On Sale And Leaseback Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Borrower or any of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:

            (a) the Borrower could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in Section 5.04(a) hereof;

            (b) immediately after giving effect to such Sale and Leaseback Transaction, the aggregate outstanding Attributable Debt with respect to all Sale and Leaseback Transactions by the Borrower and its Restricted Subsidiaries does not exceed 10% of the Consolidated Net Tangible Assets of the Borrower; and

            (c) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate, if such determination exceeds $10 million, delivered to the Agent, of the property that is the subject of that Sale and Leaseback Transaction;

provided, however, that the foregoing clauses (a) and (b) shall no longer be applicable after any Investment Grade Date.

            SECTION 5.11. Business Activities. The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

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            SECTION 5.12. Payments For Consent. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender, participant or sub-participant or any holder of a beneficial interest in the foregoing, for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid and is paid to all Lenders, participants or sub-participants or holders of a beneficial interest in the foregoing that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            SECTION 5.13. Limitation On Mergers, Consolidations And Sales Of Assets. (a) The Borrower may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Borrower is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

            (i) either: (A) the Borrower is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes in form reasonably satisfactory to the Agent all the obligations of the Borrower under this Agreement, the Notes, the L/C Related Documents and any other related agreements specified by the Agent in its reasonable discretion and delivers to the Agent an Opinion of Counsel to the effect that each of those agreements has been duly authorized, executed and delivered by such Person and constitutes a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms (subject to customary exceptions);

            (iii) immediately after such transaction no Default or Event of Default exists; and

            (iv) the Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 5.04 hereof; provided, however, that this clause (iv) shall no longer be applicable from and after any Investment Grade Date.

            (b) Notwithstanding the foregoing, the Borrower may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            (c) Clause (iv) of paragraph (a) above will not apply to (x) a consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of assets between or among the Borrower and any of its Restricted Subsidiaries or (y) a merger between the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower or reforming in another jurisdiction; provided that such consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of assets is not materially detrimental to the Lenders.

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            SECTION 5.14. Limit on Asset Sales.

            (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (i) the Borrower (or the Restricted Subsidiary, as the case may be) exchanges consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (ii) for any agreement to make an Asset Sale that is entered into after the date hereof, the Fair Market Value is determined by (a) an executive officer of the Borrower if the value is more than $10 million but less than $75 million or (b) the Borrower's Board of Directors if the value is $75 million or more, as evidenced by a Board Resolution; and

            (iii) the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents or (b) other property provided that such other property, taken together with all other property received for Asset Sales under this clause (b) since the date hereof, has a Fair Market Value of no more than 10% of the Consolidated Net Tangible Assets of the Borrower. For purposes of this provision, each of the following will be deemed to be cash:

                  (1) any liabilities, as shown on the Borrower's or such
            Restricted Subsidiary's most recent balance sheet, of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Advances) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Subsidiary from further liability;

                  (2) any securities, notes or other obligations received by the
            Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of the relevant Asset Sale, to the extent of the cash received in that conversion; and

                  (3) property or assets received as consideration for such
            Asset Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses (ii),
            (iii) or (iv) under paragraph (b) of this Section 5.14.

            (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Borrower or any of its Restricted Subsidiaries may apply an amount of cash equal to the amount of such Net Proceeds at its option:

            (i) to repay or prepay Indebtedness of the Borrower or any Restricted Subsidiary other than Indebtedness of the Borrower subordinated in right of payment to the Borrower's obligations hereunder;

            (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

            (iii) to make a capital expenditure; or

            (iv) to acquire other long-term assets that are used or useful in a Permitted Business.

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            For purposes of Section 5.14(b) through (f), cash or Cash
Equivalents received by the Borrower and its Restricted Subsidiaries pursuant to a transaction excluded from the definition of Asset Sale pursuant to clause (12) of the definition thereof will be deemed to be Net Proceeds.

            (c) Subject to paragraph (e) of this Section 5.14, to the extent that the Borrower and its Restricted Subsidiaries do not apply an amount of cash equal to the amount of such Net Proceeds of any Asset Sale during such period as provided in paragraph (b) of this Section 5.14, the amount not so applied (excluding Net Proceeds of any Asset Sale to the extent of the amount of acquisitions or capital expenditures described under clauses
      (ii), (iii) or (iv) of paragraph (b) of this Section 5.14 made during the 365 days preceding the receipt of such Net Proceeds (other than any portion of such amount that was funded with Net Proceeds of any other Asset Sale or that has been allocated to exclude Net Proceeds of any other Asset Sales under this Section 5.14)) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million, the Borrower will make an offer to all Lenders and all holders of other Indebtedness that is pari passu with the Advances containing provisions similar to those set forth in this Section 5.14 with respect to offers to prepay, purchase or redeem with the proceeds of sales of assets to prepay, purchase or redeem, as applicable, the maximum principal amount of the Advances and aggregate Available Amount of all outstanding Letters of Credit (the Advances and such Available Amount is referred to collectively as "Asset Sale Obligations") and such other pari passu Indebtedness that may be prepaid, purchased or redeemed out of the Excess Proceeds (such an offer, an "Asset Sale Offer"). The prepayment amount with respect to the prepaid Asset Sale Obligations in any Asset Sale Offer will be equal to 100% of the principal amount or Available Amount of such Asset Sale Obligations plus accrued and unpaid interest to the date of prepayment, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Borrower may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount or Available Amount of Asset Sale Obligations for which the Lenders have elected prepayment and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated by the Borrower to such Asset Sale Obligations and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts or Available Amount of such Asset Sale Obligations and such other pari passu Indebtedness tendered into such Asset Sale Offer). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

            (d) Prior to making any Asset Sale Offer, but in any event within 30 days following the date on which such Asset Sale Offer would otherwise be required, if the Borrower is subject to any agreement evidencing Indebtedness (or commitments to extend Indebtedness) that prohibits prepayment of the Asset Sale Obligations pursuant to an Asset Sale Offer, the Borrower will either repay all such outstanding Indebtedness of the Borrower (and terminate all commitments to extend such Indebtedness) or obtain the requisite consents, if any, under all agreements governing such Indebtedness or commitments to permit the prepayment of Asset Sale Obligations required by this Section 5.14. The Borrower shall first comply with this paragraph (d) before it shall be required to make an Asset Sale Offer or to prepay Asset Sale Obligations pursuant to this Section 5.14. The Borrower's failure to comply with this paragraph (d) may (with notice and lapse of time) constitute an Event of Default under Section 6.01(d) but shall not constitute an Event of Default under Section 6.01(c).

            (e) In the event that, pursuant to this Section 5.14, the Borrower is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

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            The Asset Sale Offer shall be made to all Lenders and to all holders of other Indebtedness that is pari passu with the Advances to the extent set forth above in this Section 5.14. The Asset Sale Offer will remain open for a period of at least 25 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). On the third Business Day after the termination of the Offer Period (the "Purchase Date"), the Borrower shall apply all Excess Proceeds (the "Offer Amount") to the prepayment of Asset Sale Obligations and such other pari passu Indebtedness (on a pro rata basis, if applicable, as set forth above in this Section 5.14) or, if less than the Offer Amount has been tendered, all Asset Sale Obligations for which the Lenders have elected prepayment and other Indebtedness tendered in response to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Borrower will notify the Agent and each of the Lenders. The notice will contain all instructions and materials necessary to enable such Lenders to elect prepayment of Asset Sale Obligations pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (i)   that the Asset Sale Offer is being made pursuant to this
      Section 5.14 and the length of time the Asset Sale Offer will remain open;

            (ii)  the Offer Amount, the purchase price and the Purchase Date;

            (iii) that any Advance for which prepayment is not elected or that is not accepted for prepayment will continue to accrue interest;

            (iv) that, unless the Borrower defaults in making such payment, any Advance accepted for prepayment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

            (v) that Lenders electing to have an Asset Sale Obligation prepaid pursuant to an Asset Sale Offer may elect to have Asset Sale Obligations prepaid in integral multiples of $1,000 only, and may elect prepayment in whole or in part of such Lender's Asset Sale Obligations;

            (vi) that Lenders will be entitled to withdraw their election if the Borrower and the Agent receives, not later than the expiration of the Offer Period, a telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount or Available Amount of the Asset Sale Obligations for which the Lender has elected prepayment and a statement that such Lender is withdrawing its election to have such Asset Sale Obligation repaid, in whole or in part; and

            (vii) that, if the aggregate principal amount of Asset Sale Obligations for which prepayment is elected and other pari passu Indebtedness surrendered by holders exceeds the Offer Amount, the Borrower will select the Asset Sale Obligations and other pari passu Indebtedness to be prepaid, purchased or redeemed on a pro rata basis based on the principal amount or Available Amount of such Asset Sale Obligations and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate so that only Asset Sale Obligations in denominations of $1,000, or integral multiples thereof, will be prepaid).

      Commencing on the date Borrower commences an Asset Sale Offer and ending at such time as the Borrower has paid all amounts owing with respect to the Purchase Date, the Borrower shall not be entitled to repay Revolving Credit Advances pursuant to Section 2.09. On the Purchase Date, each Lender's Revolving Credit Commitment and Letter of Credit Commitment shall be reduced by the amount of Asset Sale Obligations of such Lender accepted by the Borrower for

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      prepayment (the "Asset Sale Reduction Amount") and such Asset Sale
      Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

      On or before the Purchase Date, the Borrower shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Asset Sale Obligations or portions thereof for which prepayment is elected pursuant to the Asset Sale Offer, or if less than the Offer Amount has been elected or tendered, all Asset Sale Obligations for which prepayment is elected, and shall deliver to the Agent an Officers' Certificate stating that such Asset Sale Obligations or portions thereof were accepted for payment by the Borrower in accordance with the terms of this Section 5.14. The Borrower shall on the Purchase Date prepay an amount equal to the purchase price of the Asset Sale Obligations for which prepayment is elected by such Lender and accepted by the Borrower for prepayment. The Borrower will notify each Lender of the results of the Asset Sale Offer on the Business Day immediately following the termination of the Offer Period.

            (f) The Borrower will comply with Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws or regulations are applicable in connection with the redemption by their issuer of any securities representing beneficial interests in or otherwise related to this Agreement as a result of an Asset Sale Offer, and the above procedures will deemed modified as necessary to permit such compliance.

            SECTION 5.15. Covenant Termination. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or reimbursement obligation shall remain outstanding or any Revolving Credit Commitment or Letter of Credit Commitment shall remain outstanding, the Borrower will comply with Sections 5.01 through 5.14 of this Agreement. From and after the first date after the date hereof on which the Specified Security has an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing with respect to this Agreement (the "Investment Grade Date"), the Borrower and its Restricted Subsidiaries will no longer be subject to Sections 5.03, 5.04, 5.06, 5.08, 5.09, 5.11, clause (a)(iv) of Section 5.13 and Section
5.14 hereof. The Borrower shall give the Agent prompt notice in an Officers' Certificate of the occurrence of the Investment Grade Date (provided that any failure to provide such notice shall not have any effect on the immediately preceding sentence).

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) failure by the Borrower to pay any principal of any Advance or Change of Control Premium when the same becomes due and payable; or

            (b) failure by the Borrower to pay: (i) any Facility Fees; (ii) any interest on any Advance; (iii) any amount payable in respect of any Letter of Credit Agreement; or (iv) any other payment of fees or other amounts payable under this Agreement or any Note, in each case within thirty days after the same becomes due and payable; or

            (c) failure by the Borrower to make payments required by Sections
5.07 or 5.14 hereof in accordance with the terms thereof, or failure of the Borrower to comply with the provisions of Section 5.13 hereof; or

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            (d) failure by the Borrower or any of its Restricted Subsidiaries
for 60 days after notice, from the Agent or the Notice Lenders (with a copy to the Agent), to perform or observe any term, covenant or agreement contained in this Agreement on its, or their, as applicable, part to be performed or observed; or

            (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Restricted Subsidiaries (other than Non-Recourse Indebtedness of a Project Finance Subsidiary or International Project Finance Subsidiary) or the payment of which is Guaranteed by the Borrower or any of its Restricted Subsidiaries (other than a Guarantee arising solely from the imposition of a Lien on Capital Stock pursuant to clause (20) of the definition of "Permitted Liens"), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if that default:

            (i) is caused by a failure of the Borrower or any Subsidiary of the Borrower to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more; or

            (f) failure by the Borrower or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 60 days; provided that this clause (f) shall not apply to judgments against any Project Finance Subsidiary or International Project Finance Subsidiary whose Indebtedness is solely Non-Recourse Indebtedness; or

            (g) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) or of any substantial part of the property of the Borrower or any of its Significant Subsidiaries, or ordering the winding up or liquidation of the affairs of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; provided that this clause (g) shall not apply to any Project Finance Subsidiary or International Project Finance Subsidiary whose Indebtedness is solely Non-Recourse Indebtedness; or

            (h) the commencement by the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by

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it to the entry of a decree or order for relief in respect of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) or of any substantial part of the property of the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) in furtherance of any such action; provided that this clause (h) shall not apply to any Project Finance Subsidiary or International Project Finance Subsidiary whose Indebtedness is solely Non-Recourse Indebtedness;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Notice Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Revolving Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Notice Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that any time after a declaration of acceleration described in clause (ii) has occurred and before a judgment for payment of the money due has been obtained by any Lender, the Required Lenders, by written notice to the Borrower and the Agent, may rescind and annul such declaration and its consequences (but not the termination of the obligations described in clause (i)) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, all existing Events of Default, other than the nonpayment of the principal of any Advance and interest on any Advances that have become due solely by the declaration of acceleration, have been cured or waived, and no such rescission shall affect any subsequent Default or impair any right consequent thereon; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code of 1978, as amended, (A) the obligation of each Lender to make Advances (other than Revolving Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Notice of Default or Event of Default. The Agent shall not be deemed to have knowledge of a Default or Event of Default or of the identity of a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) unless a notice of such Default or Event of Default or of the identity of such Significant Subsidiary is received by the Agent pursuant to Section 9.01. The Borrower shall provide the Agent and the Lenders with notice in reasonable detail of a Default or Event of Default promptly after becoming aware of the occurrence thereof.

            SECTION 6.03. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the

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request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, make such arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders.

            SECTION 6.04. Waiver Of Existing Defaults. Subject to Section 8.01 of this Agreement, the Required Lenders by notice to the Agent may waive an existing Default or Event of Default and its consequences, except (1) a continuing Default or Event of Default with respect to Sections 6.01(a) and (b) of this Agreement or (2) a continuing default in respect of a provision that under Section 8.01 of this Agreement cannot be amended without the consent of each Lender affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                  ARTICLE VII

                                    THE AGENT

            SECTION 7.01. Authorization and Action. Each Lender (in its capacities as a Lender and an Issuing Bank (as applicable)) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, other than any notice the Borrower is obligated to provide directly to such Lender.

            SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the indebtedness resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.06; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing

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(which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and any Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on publicly available information relating to the Borrower, the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), from and against such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

            (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrower) from and against such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and

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expenses of counsel) payable by the Borrower under Section 9.03, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) The failure of any Lender to reimburse the Agent or any Issuing Bank, as the case may be, promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders to the Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or such Issuing Bank, as the case may be, for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any such Issuing Bank, as the case may be, for such other Lender's Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. The Agent and each Issuing Bank agrees to return to the Lenders their respective Pro Rata Shares of any amounts paid under this Section 7.05 that are subsequently reimbursed by the Borrower.

            SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000 and a long-term credit rating of at least "A3" from Moody's and "A-" from S&P. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                   AMENDMENTS

            SECTION 8.01. Amendments, Etc. with consent of Lenders. Except as provided in Section 8.02, no amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Sections 3.01 and 3.02, (b) subject the Lenders to any additional obligations, (c) increase the Commitments of the Lenders, (d) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (f) change the percentage of the Revolving Credit Commitments, the aggregate Available Amount of outstanding Letters of Credit or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (g) amend this
Section 8.01 (each of clauses (a) through (g), a "Restricted Event"); and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the

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rights or duties of the Agent under this Agreement or any Note and (y) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

            SECTION 8.02. Amendments without consent of Lenders. (a) The Agent and the Borrower, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers' Certificate), may from time to time and at any time amend this Agreement for one or more of the following purposes:

            (i) to convey, transfer, assign, mortgage or pledge to the Lenders as security for the obligations hereunder any property or assets;

            (ii) to evidence the succession of another corporation to the Borrower, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Borrower pursuant to Section 5.13;

            (iii) to add to the covenants of the Borrower such further covenants, restrictions, conditions or provisions as the Borrower and the Agent shall consider to be for the protection of the Lenders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Agent or the Lender upon such an Event of Default or may limit the right of the Required Lenders to waive such an Event of Default; and

            (iv) (x) to cure any ambiguity or to correct or supplement any provision contained herein or in any amendment which may be defective or inconsistent with any other provision contained herein or in any amendment, or (y) to make any other provisions as the Borrower may deem necessary or desirable, provided that in either case no such action shall adversely affect the interests of the Lenders.

            (b) The Agent is hereby authorized to join with the Borrower in the execution of any such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Agent shall not be obligated to enter into any such amendment which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

            (c) Any amendment authorized by the provisions of this Section may be executed without the consent of any Lenders.

            (d) Promptly after the execution by the Borrower and the Agent of any amendment pursuant to the provisions of Section 8.02, the Borrower and the Agent shall give notice thereof to the Lenders. Any failure of the Borrower or the Agent to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

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            SECTION 8.03. Documents to Be Given to Agent. The Agent, subject to the provisions of Article VII, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any amendment or waiver executed pursuant to this Article VIII complies with the applicable provisions of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed (return receipt requested), telecopied, telegraphed, telexed or delivered, if to the Borrower, its address at The Williams Companies, Inc., One Williams Center, Suite 5000, Tulsa, Oklahoma 74172, Attention: Patti Kastl, Facsimile No.: (918) 573-2065; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender or as otherwise notified to the Borrower; and if to the Agent, at its address at Two Penns Way, Suite 110, New Castle, Delaware 19720, Attention: Global Loans Manager; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III, VI or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 9.02. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. (a) No right or remedy herein conferred upon or reserved to the Agent or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            (b) No delay or omission of the Agent or of any Lender to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement or by law to the Agent or to the Lenders may be exercised from time to time, and as often as shall be deemed expedient, by the Agent or by the Lenders.

            SECTION 9.03. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of outside counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Eligible Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with

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the enforcement (whether through negotiations, legal proceedings or otherwise)
of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of outside counsel for the Agent and each Eligible Lender in connection with the enforcement of rights under this Section 9.03(a).

            (b) The Borrower agrees to indemnify and hold harmless the Agent, each Eligible Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense has resulted from such Indemnified Party's (or any of its Affiliates) gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.03(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Sections 2.07, 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10 and 9.03 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination in whole of any Commitment hereunder.

            SECTION 9.04. Waiver of Set-off. Each Lender waives any right of setoff, counterclaim, deduction, diminution or abatement based upon any claim it may have against the Borrower under this Agreement.

            SECTION 9.05. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it

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and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.06. Assignments and Participations. (a) Each Lender may at any time assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Revolving Credit Advances owing to it, its participations in Letters of Credit and the Revolving Credit Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or a participant or sub-participant or owner of a beneficial interest thereof (and further assignments by such Persons or subsequent assignees) or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof unless the Borrower and the Agent otherwise agree, (ii) each such assignment shall be to an Eligible Assignee, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of an amount specified by the Agent, such amount not to exceed $3,500; provided, however, that the Agent may accept an Assignment and Acceptance executed by only the assignor where the assignee is an owner of a beneficial interest described in clause (iii) of the definition of Eligible Assignee, (iv) any Lender may, without the approval of the Borrower and the Agent, assign all or a portion of its rights to any of its Affiliates and
(v) an Issuing Bank may assign all or a portion of its obligations only to (x) an Affiliate with a long-term credit rating no lower than that of the assignor from each of Moody's and S&P and with market acceptance by beneficiaries of letters of credit similar to that of the assignor in the reasonable judgment of the assignor and the Borrower, (y) an assignee or successor pursuant to operation of law or (z) an assignee or successor pursuant to a merger, consolidation or amalgamation with or into, or transfer of all or substantially all of the assignor's assets to, another entity. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10 and 9.03 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). If a Lender assigns all of its rights and obligations under all or a portion of this Agreement to one or more Persons to whom such Lender has previously sold a participation pursuant to Section 9.06(e) (so long as the Borrower has consented to the identity of the participant and the terms of such participation at the time of such sale, such consent not to be unreasonably withheld or delayed, and such participation has not been amended, modified or supplemented without the consent of Borrower, such consent not to be unreasonably withheld or delayed), on the date of such assignment the Agent shall declare the obligation of each Lender to make Advances (other than Revolving Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated with respect to the assigned portion.

            (b) By executing and delivering an Assignment and Acceptance or accepting an assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and

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Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received or has had the opportunity to request a copy of such documents and information as it has deemed appropriate to make its decision to enter into such Assignment and Acceptance or accept such assignment; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or as an Issuing Bank, as the case may be.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and, if applicable, an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (d) The Agent shall maintain at its address referred to in Section
9.01 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time in addition to the items set forth in Section 2.14(b) (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Each Lender may sell participations to one or more banks or other Persons (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Revolving Credit Advances owing to it, its participations in Letters of Credit and any Revolving Credit Note or Notes held by it); provided, however, that except as otherwise agreed by the parties hereto, (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom,

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except, if the Borrower has consented to the granting of such right to such participant, such consent not to be unreasonably withheld or delayed, to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. If a Lender shall notify the Borrower of the existence of such a participant or sub-participant, the Borrower shall provide such participant and sub-participant, as applicable, with the same reports, notices, certificates, opinions and other information in sufficient numbers as requested by the recipient as the Borrower is required to provide to the Agent or such Lender under this Agreement (other than pursuant to Article II).

            (f) Any Lender, participant or sub-participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant (or holders of beneficial interest therein), any information relating to the Borrower furnished to such Lender, participant or sub-participant by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant (or holders of beneficial interest therein) shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender, participant or sub-participant.

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.07. Confidentiality. Each of the Lenders and the Agent agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by such Lender or Agent in respect of non-public information as to the business of such Lender or Agent) to not disclose Confidential Information to any other Person without the consent of the Borrower, other than (a) by the Agent to any Lender, (b) by any Lender to any other Lender or the Agent, (c) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.06(f), to actual or prospective assignees and participants (or holders of beneficial interest therein), and then only on a confidential basis,
(d) as required by any law, rule or regulation or judicial process, (e) as requested or required by any state, federal or foreign authority, examiner or auditor regulating banks or banking, (f) to counsel for any Lender or the Agent and their respective independent public accountants, (g) to the extent such information relates to an Event of Default, (h) in connection with any litigation to which the Agent or any Lender is a party and (i) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided that a determination by a Lender or Agent as to the application of the circumstances described in the foregoing clauses (a)-(i) is conclusive if made in good faith; and each of the Lenders and the Agent agrees that it will follow procedures which are intended to put any transferee of such Confidential Information on notice that such information is confidential.

            SECTION 9.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

            SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the

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same agreement. Delivery of an executed counterpart of a signature page to this
Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and the Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.11. Final Agreement. This Agreement and each Letter of Credit Agreement constitute the entire agreement between the parties with respect to the matters addressed herein and supersede all prior or simultaneous agreements, written or oral, with respect thereto.

            SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at 9:00 A.M. (New York City time) on the first Business Day preceding that on which final judgment is given.

            (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder or under the Revolving Credit Note or Revolving Credit Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of Dollars so purchased is less than the sum originally due to such Lender or Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any Lender or the Agent (as the case

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may be) in the Original Currency, such Lender or Agent (as the case may be)
agrees to remit to the Borrower such excess.

            SECTION 9.13. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Agents, the Lenders nor any Issuing Bank, nor any of their respective Affiliates, nor the respective directors, officers, employees, agents and advisors of such Person or such Affiliate shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing and without limiting the generality thereof, the parties agree that, with respect to such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 9.14. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            SECTION 9.15. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. (a) Each certificate or opinion provided for in this Agreement and delivered to the Agent with respect to compliance with a condition or covenant provided for in this Agreement shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, which examination or investigation may be carried out by his or her designee, (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            (b) Any certificate, statement or opinion of an officer of the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Borrower, upon the certificate, statement or opinion of or representations by an officer

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or officers of the Borrower, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            (c) Any certificate, statement or opinion of an officer of the Borrower or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ (or former employ) of the Borrower or any of its Restricted Subsidiaries, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            (d) Any certificate or opinion of any independent firm of public accountants filed with and directed to the Agent shall contain a statement that such firm is independent.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          THE WILLIAMS COMPANIES, INC.

                                          By /s/ Travis N Campbell
                                             ----------------------
                                             Title: Treasurer

                                          CITIBANK, N.A.,
                                             as Agent

                                          By /s/ Todd J. Mogil
                                             --------------------------
                                             Title: ATTORNEY-IN-FACT

                              Initial Issuing Banks

Letter of Credit Commitment

$400,000,000                              CITICORP USA, INC.

                                          By /s/ Todd J. Mogil
                                             ----------------------
                                             Title: Vice President

$400,000,000  Total of the Letter of Credit Commitments

                                 Initial Lenders

Revolving Credit Commitment

$400,000,000                              CITICORP USA, INC.

                                          By /s/ Todd J. Mogil
                                             -----------------------
                                             Title: Vice President

$400,000,000  Total of the Revolving Credit Commitments

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